                                                  Filed Pursuant to Rule 424B5
                                                  Registration No. 333-53662

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY THESE SECURITIES BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 14, 2001.
Prospectus Supplement dated May   , 2001
To Prospectus dated May 14, 2001

                                  [FLEET LOGO]

                                  $758,376,000
                                 (Approximate)
                      FLEET HOME EQUITY LOAN TRUST 2001-1,
                                   As Issuer
            FLEET HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 2001-1

                    FLEET NATIONAL BANK,                                     FLEET HOME EQUITY LOAN, LLC,
                   AS SELLER AND SERVICER                                            AS DEPOSITOR

                                             PRINCIPAL      NOTE     PRICE TO    UNDERWRITING    PROCEEDS TO THE
                                             BALANCE(1)     RATE      PUBLIC       DISCOUNT       DEPOSITOR(2)
                                             ----------     ----     --------    ------------    ---------------
Per Note                                                        %           %             %                %
Total                                       $758,376,000             $             $                $

------------

(1) Approximate. Subject to a permitted variance of plus or minus 5%.

(2) Before deducting expenses, payable by the depositor, estimated to be
    $        .

REVIEW THE INFORMATION IN RISK FACTORS BEGINNING ON PAGE S-6 OF THIS PROSPECTUS
                                   SUPPLEMENT
                        AND ON PAGE 1 OF THE PROSPECTUS.

- For complete information about the notes read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the notes

THE NOTES

- the notes are issued by a trust, whose assets consist primarily of a pool of adjustable rate home equity line of credit loans and property relating to those loans

- the notes are secured by assets of the trust

- the notes currently have no trading market

- the notes are obligations of the trust only and are not obligations of the depositor, the seller, the servicer or any of their affiliates

CREDIT ENHANCEMENT

- will be provided in the form of excess interest, overcollateralization and a financial guaranty insurance policy issued by Financial Guaranty Insurance Company

                                  [FGIC LOGO]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus supplement and the accompanying prospectus may be used by Fleet Securities, Inc. or one of its affiliates in connection with offers and sales of the securities in market-making transactions.

LEHMAN BROTHERS
              CREDIT SUISSE FIRST BOSTON
                             FLEET SECURITIES, INC.
                                                JPMORGAN
                                                   SALOMON SMITH BARNEY

                                  MAY   , 2001

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

     We are not offering the securities in any state where an offering of the securities is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Summary...............................   S-1
Risk Factors..........................   S-6
The Trust.............................  S-10
The Note Insurer......................  S-10
Fleet National Bank...................  S-13
Maturity and Prepayment
  Considerations......................  S-14
Description of the HELOCs.............  S-15
Description of the Notes..............  S-29
The Servicing Agreement...............  S-38
The Indenture.........................  S-41
The Trust Agreement...................  S-45
Administration Agreement..............  S-45
The Indenture Trustee.................  S-45
The Owner Trustee.....................  S-46
Use of Proceeds.......................  S-46
Federal Income Tax Consequences.......  S-46
State Tax Consequences................  S-46
ERISA Considerations..................  S-46
Legal Investment Considerations.......  S-47
Underwriting..........................  S-47
Experts...............................  S-48
Legal Matters.........................  S-48
Rating................................  S-49
Index of Defined Terms................  S-50
Exhibit A.............................   A-1
Annex I...............................   I-1

                                   PROSPECTUS

                                        PAGE
                                        ----
Risk Factors..........................    1
Description of the Securities.........    5
The Trusts............................    8
Enhancement...........................   12
Fleet Home Equity Loan, LLC...........   14
Fleet National Bank...................   14
Servicing of Loans....................   21
The Agreements........................   28
Legal Aspects of the Loans............   37
Use of Proceeds.......................   48
Federal Income Tax Consequences.......   48
State Tax Considerations..............   77
ERISA Considerations..................   77
Legal Investment......................   82
Ratings...............................   82
Plan of Distribution..................   82
Legal Matters.........................   82
Available Information.................   82
Incorporation of Documents by
  Reference...........................   83

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, read carefully this entire document and the accompanying prospectus.

THE TRUST

Fleet Home Equity Loan Trust 2001-1 will be created pursuant to a trust agreement between the depositor and the owner trustee. The trust will own a pool of home equity line of credit loans including the outstanding balances as of the cut-off date and any additional outstanding balances generated under those
loans. The trust will issue securities, referred to as the notes, on May   ,
2001.

THE SELLER

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110

We refer you to "Fleet National Bank" in the prospectus for more detail.

THE SERVICER

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110

We refer you to "Fleet National Bank" in this prospectus supplement and to "Fleet National Bank--Loan Servicing" and "--Collections" in the prospectus.

THE DEPOSITOR

Fleet Home Equity Loan, LLC
100 Federal Street
Boston, Massachusetts 02110

We refer you to "Fleet Home Equity Loan, LLC" in the prospectus.

THE INDENTURE TRUSTEE

U.S. Bank National Association
180 East Fifth Street
St. Paul, Minnesota 55101

THE OWNER TRUSTEE

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

THE NOTE INSURER

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006

We refer you to "The Note Insurer" and "Description of the Notes -- The Policy" in this prospectus supplement for more detail.

CUT-OFF DATE

Close of business May 14, 2001.

TRUST PROPERTY

The property of the trust will include:

- a pool of adjustable rate home equity line of credit loans made or to be made in the future under home equity line of credit loan agreements, and secured primarily by second lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties. We sometimes refer to these home equity line of credit loan agreements as mortgage loans or home equity lines of credit.

- payments on the mortgage loans received after the cut-off date.

- any additions to the loan balances of the mortgage loans during the life of the trust.

- property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure.

- the benefit of the note insurance policy.

- rights of the depositor under the purchase agreement by which the seller sells the mortgage loans to the depositor. Under some circumstances, if the representations and warranties made by the seller about the mortgage loans are breached, then the seller will be obligated to repurchase those mortgage loans.

- benefits under any hazard insurance policies covering the mortgaged properties.

- amounts on deposit in certain accounts.

- all proceeds from the items above.

THE MORTGAGE LOANS

On or before May   , 2001, the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on the close of business April 30, 2001.

- number of mortgage loans: 21,863

- aggregate principal balance: $758,376,873

- principal balance range: $0 to $391,432

- average principal balance: $34,688

- range of credit limits: $6,000 to $393,800

- average credit limit: $56,538

- range of remaining terms to stated maturity: 181 months to 352 months

- weighted average remaining term to stated maturity: 324 months

- loan rate range: 5.00% to 12.75%

- weighted average loan rate: 8.31%

- range of margins: -2.50% to 4.00%

- weighted average margin: 0.32%

- credit limit utilization rate range: 0% to 100.00%

- average credit limit utilization rate: 61.35%

- weighted average original combined loan-to-value ratio: 66.22%

We refer you to "Fleet National Bank" and "Description of the HELOCs" in this prospectus supplement for more detail.

PAYMENTS TO NOTEHOLDERS

You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments on the mortgage loans. Each month the servicer will calculate the amounts to be paid to the noteholders. If you hold a note on the day preceding a payment date, or if the notes are no longer book-entry securities, the last day of the month preceding a payment date, you will be entitled to receive payments on the next payment date. The payment date will be the 20th day of each month or, if that day is not a business day, the next succeeding business day, starting on July 20, 2001.

INTEREST ACCRUAL PERIODS

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the applicable rate from the closing date to the day before the first payment date. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.

APPLICATION OF COLLECTIONS

  INTEREST

On each payment date, the portion of interest collections on the mortgage loans received during the preceding calendar month, or in the case of the first payment date, received during the period from May 15, 2001 through June 30, 2001, that are allocated to noteholders will be applied in the following order of priority:

(1) to the servicer, the noteholders' portion of the servicing fee, and to the indenture trustee, the indenture trustee fee;

(2) to the note insurer, the premium due for the note insurance policy;

(3) to the noteholders, accrued interest and any overdue accrued interest on the notes, to the extent described under "Description of the Notes--Payments";

(4) to the noteholders, as a payment of principal, the noteholders' portion of charge-offs incurred during the preceding calendar month and the noteholders' portion of charge-offs incurred during previous periods that were not subsequently funded by the noteholders' portion of interest collections, overcollateralization or draws under the note insurance policy;

(5) to the note insurer, as reimbursement for prior draws made under the note insurance policy;

(6) to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the required level;

(7) to the note insurer, any other amounts owed to the note insurer pursuant to the insurance agreement;

(8) to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the weighted average of the loan rates minus certain fees; and

(9) to the owner of the transferor interest.

  PRINCIPAL

During the period from the first payment date through the payment date in June 2006, the amount of principal collections to be paid to noteholders as a payment of principal will equal all principal collections on the mortgage loans received during the preceding calendar month, or in the case of the first payment date during the period from May 15, 2001 through June 30, 2001, in each case minus the amount of all additional balances drawn under the mortgage loans during the preceding calendar month. On every payment date after the payment date in June 2006, all principal collections on the mortgage loans received during the preceding calendar month will be paid to noteholders as a payment of principal. However, the amount of principal collections on the mortgage loans paid on the notes on any payment date will be reduced if the amount of overcollateralization exceeds the required level of overcollateralization.

Notwithstanding the above, noteholders may be entitled to all principal collections prior to the 61st month if any of the events included in the definition of "Rapid Amortization Event" occur.

We refer you to "Description of the Notes--Payments" in this prospectus supplement for more detail.

MATURITY DATE

May 20, 2031

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

TERMINATION OF TRUST

The trust will terminate on the payment date following the earliest of (i) the payment date occurring in May 2031, (ii) the final payment or other liquidation of the last mortgage loan in the trust and (iii) the servicer's exercise of its right to repurchase the mortgage loans as described under "Optional Termination".

CREDIT ENHANCEMENT

  OVERCOLLATERALIZATION AND EXCESS INTEREST

The application of the payments on the mortgage loans to the holders of the notes has been structured to create overcollateralization in the first few months after the notes have been issued.

The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the notes. A portion of this excess will be applied as payments of principal on the notes. This will result in a limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes. Once the required level of overcollateralization is reached, the application of the excess payments will cease, until it is again needed to maintain the required level of overcollateralization.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the level of required overcollateralization will increase and decrease over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the notes would be accelerated until the level of overcollateralization reaches its required level.

We refer you to "Maturity and Prepayment Considerations" and "Description of the Notes" in this prospectus supplement for more detail.

  THE POLICY

Financial Guaranty Insurance Company, a New York stock insurance company, will issue a note insurance policy for the benefit of the noteholders. The policy will unconditionally and irrevocably guarantee payment of accrued and unpaid interest due on the notes on each payment date, plus principal on the notes, as described below.

On each payment date, the servicer will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (i) pay accrued interest or (ii) investor charge off amounts not covered by the noteholders' portion of interest collections or overcollateralization. If an insufficiency exists and it is covered by the policy, then the indenture trustee will make a draw on the policy. In addition, the policy will guarantee the full payment of the note principal balance on the payment date occurring in May 2031.

We refer you to "Description of the Notes--The Policy" in this prospectus supplement for more detail.

OPTIONAL TERMINATION

On any payment date after the outstanding principal balance of the notes is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes at the close of business on May 14, 2001, the servicer will have the option of redeeming the notes.

We refer you to "Description of the Notes--Optional Termination" in this prospectus supplement and "Description of the Securities--Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust" and "The Agreements--Termination" in the prospectus.

REGISTRATION OF NOTES

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences of Owning Book-Entry Notes," "Description of the Notes--Book-Entry Notes" and "ANNEX I" in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Sidley Austin Brown & Wood LLP, for federal income tax purposes, the notes will be characterized as indebtedness, and the trust should be characterized as an owner trust and will not be characterized as an association, publicly traded partnership taxable as a corporation or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness and the trust as an owner trust for federal, state and local income and franchise tax purposes.

We refer you to "Federal Income Tax Consequences" and "State Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first-lien mortgages. Because the pool of mortgage loans owned by the trust includes second-lien mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will be unable to invest in the notes.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for more detail.

NOTE RATING

Before the notes can be issued, the owner trust must obtain ratings on the notes of:

- AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

- Aaa by Moody's Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

We refer you to "Risk Factors--Ratings on Notes Based Primarily on Claims-Paying Ability of the Note Insurer" and "Ratings" in this prospectus supplement for more detail.

We refer you to "Risk Factors--Rating of the Securities Does Not Assure Payment" and "Rating" in the prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

GEOGRAPHIC CONCENTRATION INCREASES RISK     One risk associated with investing in notes backed by
THAT THE YIELD ON THE NOTES MAY BE          mortgage loans is created by any concentration of the
IMPAIRED                                    related mortgaged properties in one or more geographic
                                            regions. If the regional economy or housing market of
                                            any state (or other region) having a significant
                                            concentration of the properties underlying the mortgage
                                            loans weakens, the mortgage loans related to properties
                                            in that region may experience high rates of loss and
                                            delinquency, resulting in losses to noteholders if the
                                            note insurer fails to perform under the policy. A
                                            region's economic condition and housing market may be
                                            adversely affected by a variety of events, including
                                            natural disasters such as earthquakes, hurricanes,
                                            floods and eruptions, and civil disturbances. The
                                            economic impact of any such events may also be felt in
                                            areas beyond the region immediately affected by the
                                            disaster or disturbance. The properties underlying the
                                            mortgage loans may be concentrated in these regions.
                                            Such concentration may result in greater losses to
                                            noteholders than those generally present for similar
                                            notes without such concentration. As of the close of
                                            business on April 30, 2001, approximately 41.22%,
                                            20.79%, 20.11% and 5.51% of the loans were secured by
                                            mortgaged properties in New York, Massachusetts,
                                            Connecticut and Maine, respectively. A weakening of the
                                            economy of these states may result in increases in the
                                            loss and delinquency rate for mortgage loans
                                            concentrated in such areas and if the note insurer fails
                                            to perform under the policy, you may experience delays
                                            in payment or suffer a loss.

LIMITED RECORDATION OF ASSIGNMENTS OF       Although the seller is required to deliver to the
MORTGAGE                                    servicer, among other things, an assignment of mortgage
                                            or deed of trust, in recordable form, for each mortgage
                                            loan, such assignments of mortgage or deed of trust will
                                            not be delivered to the indenture trustee or recorded
                                            unless (x) the seller's long-term debt rating falls
                                            below "BBB" by Standard & Poor's, a division of The
                                            McGraw-Hill Companies, Inc. and "Baa2" by Moody's
                                            Investors Service, Inc. or (y) an event giving rise to
                                            the termination of the servicer occurs. In either such
                                            case, only assignments relating to mortgage properties
                                            located in Florida, Maryland, Mississippi, South
                                            Carolina and Tennessee are required to be recorded.

                                            In the event of an insolvency proceeding of the seller,
                                            if the mortgages have not been assigned of record in the
                                            real property recording office to the indenture trustee,
                                            the trust may be viewed as a general unsecured creditor
                                            of the seller. If the trust is determined to be a
                                            general unsecured creditor of the seller, the mortgage
                                            loans and the proceeds thereof will not be available to
                                            make payments on the notes and, if the note insurer
                                            fails to perform under the policy, you may experience
                                            delays in payment or suffer a loss.

CASH FLOW LIMITED IN EARLY YEARS OF         During the draw period under the related credit line
MORTGAGE LOANS                              agreements, borrowers generally are not required to make
                                            monthly payments of principal, although minimum payments
                                            are required to at least equal, and may exceed, accrued
                                            interest. As a result, collections on mortgage loans may
                                            vary. A substantial portion of the mortgage loans by
                                            outstanding principal balance as of the cut-off date may
                                            permit the related borrowers to extend their draw
                                            periods for one or two additional five year terms, but
                                            in no event will the draw period for a mortgage loan
                                            extend 15 years or more beyond the cut-off date.
                                            Collections on the mortgage loans may also vary due to
                                            seasonal purchasing and payment habits of borrowers. As
                                            a result there may be limited collections available to
                                            make payments to you and you may receive payments of
                                            principal more slowly than anticipated.

THE SERVICER HAS LIMITED ABILITY TO CHANGE  The servicer may agree to changes in the terms of a
THE TERMS OF THE MORTGAGE LOANS             mortgage loan if the changes:

                                            - do not materially and adversely affect the interest of
                                            the noteholders or the note insurer; and

                                            - are consistent with prudent business practice.

                                            In addition, the servicer, within certain limitations,
                                            may increase the credit limit and reduce the loan rate
                                            related to a mortgage loan. Any increase in the credit
                                            limit related to a mortgage loan would increase the
                                            combined loan-to-value ratio of that mortgage loan and,
                                            accordingly, may increase the likelihood and would
                                            increase the severity of loss in the event of a default
                                            under the mortgage loan. In addition, any reduction in
                                            the loan rate of a mortgage loan would reduce the excess
                                            cash flow available to absorb losses.

                                            We refer you to "The Servicing Agreement--Modifications
                                            to HELOCs" and "--Consent to Senior Liens" in this
                                            prospectus supplement.

INTEREST PAYABLE ON THE NOTES AND INTEREST  Interest payable on the mortgage loans may be
PAYABLE ON THE MORTGAGE LOANS DIFFER        insufficient to pay interest on the notes, which accrues
                                            on the basis of LIBOR plus      %, subject to a cap
                                            based in part on the interest rates on the mortgage
                                            loans. Interest payable on the mortgage loans will
                                            accrue at a variable rate based on the prime rate plus a
                                            designated margin, subject to maximum limitations on
                                            adjustments. As a result, the notes may accrue less
                                            interest than they would accrue if the interest rate on
                                            the notes were based solely on LIBOR plus   %.

                                            LIBOR and the prime rate may not respond to the same
                                            economic factors and there is no necessary correlation
                                            between them. Any reduction in the spread between LIBOR
                                            and the prime rate will also reduce the amount of
                                            interest receipts on the mortgage loans that would be
                                            available to absorb losses and charge-offs allocated to
                                            the noteholders. In that event, if the
                                            overcollateralization were depleted and the note insurer
                                            failed to perform under the policy, you would experience
                                            a loss.

                                            In addition, if the spread between LIBOR and the prime
                                            rate is reduced or eliminated, the interest payable on
                                            the notes also may be reduced.

RATINGS ON NOTES BASED PRIMARILY ON         The rating on the notes depends primarily on the claims
CLAIMS-PAYING ABILITY OF THE NOTE INSURER   paying ability of the note insurer. Therefore, a
                                            reduction of the rating assigned to the claims-paying
                                            ability of the note insurer may have a corresponding
                                            reduction on the ratings assigned to the notes. A
                                            reduction in the rating assigned to the notes would
                                            reduce the market value of the notes and may affect your
                                            ability to sell them. The rating on your notes addresses
                                            credit risk and does not address the likelihood of
                                            prepayments.

                                            We refer you to "Rating" in this prospectus supplement.

LIMITED INFORMATION REGARDING PREPAYMENT    All of the mortgage loans may be prepaid in whole or in
HISTORY                                     part at any time. Neither the seller nor the servicer is
                                            aware of any publicly available studies or statistics on
                                            the rate of prepayment of home equity loans. Home equity
                                            loans usually are not viewed by borrowers as permanent
                                            financing and may experience a higher rate of prepayment
                                            than traditional mortgage loans. The trust's prepayment
                                            experience may be affected by a wide variety of factors,
                                            including:

                                            - general economic conditions,

                                            - interest rates,

                                            - the availability of alternative financing,

                                            - homeowner mobility, and

                                            - changes affecting the ability to deduct interest
                                              payments on home equity lines of credit for Federal
                                              income tax purposes.

                                            Prepayments on the mortgage loans made on and after May
                                            15, 2001 will result in earlier payments of principal on
                                            your notes. In addition, substantially all of the
                                            mortgage loans contain due-on-sale provisions, which may
                                            affect the rate of prepayment.

                                            We refer you to "Maturity and Prepayment Considerations"
                                            in this prospectus supplement.

CONSEQUENCES OF OWNING BOOK-ENTRY NOTES     Limit on Liquidity of Notes.  Issuance of the notes in
                                            book- entry form may reduce the liquidity of the notes
                                            in the secondary trading market since investors may be
                                            unwilling to purchase securities for which they cannot
                                            obtain physical notes.

                                            Limit on Ability to Transfer or Pledge.  Since
                                            transactions in the notes can be effected only through
                                            DTC, Clearstream, Euroclear, participating
                                            organizations, indirect participants and banks, your
                                            ability to pledge your notes to persons or entities that
                                            do not participate in the DTC, Clearstream or Euroclear
                                            system or otherwise to take actions in respect of the
                                            notes, may be limited due to lack of a physical security
                                            representing the notes.

                                            Delays in Payments.  As a beneficial owner, you may
                                            experience some delay in your receipt of payments of
                                            interest on and principal of your notes since payments
                                            will be forwarded by the trustee to DTC and DTC will
                                            credit payments to the accounts of its participants
                                            which will credit them to the accounts of the beneficial
                                            owners either directly or indirectly through indirect
                                            participants.

                                            We refer you to "Description of the Notes--Book-Entry
                                            Notes" in this prospectus supplement.

                                   THE TRUST

GENERAL

     Fleet Home Equity Loan Trust 2001-1 is a business trust formed under the
laws of the State of Delaware by the trust agreement, dated as of May   , 2001,
between Fleet Home Equity Loan, LLC, the depositor, and Wilmington Trust Company for the transactions described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the transferor interest, (3) making payments on the notes and the transferor interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

     The trust property will consist of:

     - each of the home equity lines of credit or "HELOCs" that are transferred by the depositor to the trust;

     - collections on the HELOCs received after the close of business on May 14, 2001 (the "CUT-OFF DATE");

     - the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;

     - mortgaged properties relating to the HELOCs that are acquired by foreclosure or deed in lieu of foreclosure;

     - the collection account and the distribution account, excluding, in each case, net earnings thereon;

     - the note insurance policy (the "POLICY");

     - an assignment of the depositor's rights under the purchase agreement, including all rights of the depositor to purchase any additions to the loan balances of the HELOCs;

     - benefits under any hazard insurance policies covering the mortgaged properties; and

     - all proceeds from the items above.

     The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus
supplement, other than the balance sheet of the trust as of May   , 2001
included as Exhibit A.

                                THE NOTE INSURER

     The information set forth in this section has been provided by Financial Guaranty Insurance Company (the "NOTE INSURER"). No representation is made by the seller or any of its affiliates as to the accuracy or completeness of any such information.

     The Note Insurer, a New York stock insurance corporation, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Note Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Note Insurer is authorized to write insurance in all 50 states and the District of Columbia.

     The Note Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE CAPITAL"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of, or any claims on, the Note Insurer.

     The Note Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Note Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition, and require prior approval by the insurance department of their state of domicile of changes in control, dividends and other intercorporate transfers of assets and of transactions between insurance companies, their parents and affiliates. The Note Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Note Insurer is subject to triennial audits by the State of New York Insurance Department.

     The Note Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Note Insurer only insures securities that it considers to be of investment grade quality at the time the policy is issued. With respect to each category of obligations considered for insurance, the Note Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Note Insurer deems important for the category and that take into account criteria established for the category by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or overcollateralization.

     The Note Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Note Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the
Note Insurer.

     Insurance written by the Note Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the notes. If the issuer of a security insured by the Note Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Note Insurer will make the insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Note Insurer is rated "Aaa", "AAA" and "AAA" by Moody's, Standard & Poor's and Fitch, respectively.

     In consideration for issuing its insurance policies, the Note Insurer receives premiums which are generally paid on a monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Note Insurer according to its internal credit rating system and the type of issue.

     As of December 31, 2000 and December 31, 1999 the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $326.8 billion and $298.9 billion par value of securities, respectively (of which approximately 85 percent and 86 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.47 billion and $2.37 billion, respectively. As of December 31, 2000, the Note Insurer had reinsured approximately 20 percent of the risks it had written, 32 percent through quota share reinsurance, 12 percent through excess of loss reinsurance and 56 percent through facultative arrangements.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Note Insurer as of December 31, 2000 and December 31, 1999, respectively, on the basis of accounting principles generally accepted in the United States of America. No material adverse change in the capitalization of the Note Insurer has occurred since December 31,2000.

                                                              DECEMBER 31,     DECEMBER 31,
                                                                  2000             1999
                                                              -------------    -------------
                                                              (IN MILLIONS)    (IN MILLIONS)
Unearned Premiums...........................................     $  581           $  579
Other Liabilities...........................................        225              180
Stockholder's Equity:
  Common Stock..............................................         15               15
  Additional Paid-in Capital................................        384              384
  Accumulated Other Comprehensive Income....................         23              (47)
  Retained Earnings.........................................      1,608            1,687
                                                                 ------           ------
Total Stockholder's Equity..................................      2,030            2,039
                                                                 ------           ------
Total Liabilities and Stockholder's Equity..................     $2,836           $2,798
                                                                 ======           ======

     The Note Insurer's audited financial statements as of December 31, 2000 and December 31, 1999 and for each of the years in the three year period ended December 31, 2000 which are included in a Form 8-K filed in connection with the Registration Statement of which this prospectus supplement is a part (filed with the Securities and Exchange Commission on January 31, 2001, Commission File Number 333-53662) are hereby incorporated in this prospectus supplement.

     Copies of the Note Insurer's quarterly and annual statutory statements filed by the Note Insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, NY 10006. Attention: Corporate Communications Department. The Note Insurer's telephone number is (212) 312-3000.

     The Note Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or the related prospectus or any information or disclosure contained herein or therein, or omitted herefrom, other than with respect to the accuracy of information in this prospectus supplement regarding the Note Insurer and the Policy set forth under the headings "Description of the Notes--The Policy" and "The Note Insurer".

                              FLEET NATIONAL BANK

THE FLEET NATIONAL BANK CONSUMER LOAN GROUP HOME EQUITY PROGRAM

     We refer you to "Fleet National Bank" in the prospectus for information about the seller's origination procedures and underwriting guidelines for the HELOCs.

SERVICING OF THE MORTGAGE LOANS

     At December 31, 2000, Fleet National Bank (the "BANK") serviced a total portfolio of 180,551 home equity line of credit loans, having an aggregate outstanding principal balance of approximately $4.9 billion. These figures include home equity line of credit loans that were originated and acquired by the Bank.

     We refer you to "Fleet National Bank" in the prospectus for information about the servicer's procedures and guidelines for the servicing of the HELOCs.

DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

     The tables below summarize the delinquency, foreclosure and loss experience of home equity line of credit loans owned by the Bank. The data includes all home equity line of credit loans owned by the Bank, whether originated, purchased or acquired as the result of bank mergers and reflects home equity line of credit loans that were originated or underwritten under criteria different from the HELOCs held by the trust. Accordingly, the delinquency and loss figures presented below for December 31, 2000 represent information for all home equity line of credit loans currently owned by the Bank, but may not be representative of the HELOCs included in the trust.

     The tables below set forth the Company's delinquency and charge-off experience at the dates indicated on HELOCs included in its portfolio, including loans in foreclosure proceedings.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SERVICER'S PORTFOLIO OF HELOCS(1)

                                                             AS OF DECEMBER 31,
                          -----------------------------------------------------------------------------------------
                                  2000                   1999                   1998                   1997
                          --------------------   --------------------   --------------------   --------------------
                          NUMBER      DOLLAR     NUMBER      DOLLAR     NUMBER      DOLLAR     NUMBER      DOLLAR
                            OF        AMOUNT       OF        AMOUNT       OF        AMOUNT       OF        AMOUNT
                           LOANS      (000)       LOANS      (000)       LOANS      (000)       LOANS      (000)
                          -------   ----------   -------   ----------   -------   ----------   -------   ----------
Loans Outstanding.......  180,551   $4,903,667   119,918   $3,499,995   135,252   $3,264,603   149,237   $3,556,002
Delinquencies as a
  Percentage of Loans
  Outstanding(2)
  30-59 days............     0.54%        0.72%     0.51%        0.62%     0.66%        0.99%     0.86%        1.19%
  60-89 days............     0.13         0.16      0.11         0.15      0.17         0.22      0.22         0.31
  90 days and over......     0.15         0.19      0.14         0.14      0.45         0.44      0.42         0.46
                          -------   ----------   -------   ----------   -------   ----------   -------   ----------
Total delinquencies.....     0.82%        1.07%     0.76%        0.91%     1.28%        1.65%     1.50%        1.96%
Foreclosure(3)..........      150   $    5,985       247   $   12,406       283   $   15,513       264   $   15,460
REO Properties(4).......       20   $      921        34   $    2,146        32   $    2,379        37   $    2,128

------------
(1) The "Loans Outstanding", "Delinquencies as a Percentage of Loans Outstanding", "Foreclosure", and "REO Properties" related to the HELOCs acquired by the Bank as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) "Delinquencies as a Percentage of Loans Outstanding" is based on the number of payments contractually past due, excluding loans in foreclosure. Delinquency categories include accounts on non-accrual and accounts with respect to which the related borrower has declared bankruptcy.

(3) "Foreclosure" data represents the number of HELOCs or the dollar amount of HELOCs in foreclosure.

(4) REO Properties ("real estate owned" properties) are properties relating to HELOCs foreclosed or for which deeds in lieu of foreclosure have been accepted, and held pending disposition.

                   LOSS EXPERIENCE OF THE HELOC PORTFOLIO(1)

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------------
                                                2000            1999            1998            1997
                                            -------------   -------------   -------------   -------------
                                            DOLLAR AMOUNT   DOLLAR AMOUNT   DOLLAR AMOUNT   DOLLAR AMOUNT
                                                (000)           (000)           (000)           (000)
Average Loans Outstanding(2)..............   $4,874,534      $3,329,298      $3,410,029      $3,600,573
Gross Losses(3)...........................   $    3,797      $    4,951      $    4,028      $    9,458
Recoveries(4).............................        1,487           1,232             960           1,472
                                             ----------      ----------      ----------      ----------
Net Losses(5).............................   $    2,310      $    3,719      $    3,068      $    7,986
Net Losses as a Percentage of Average
  Loans Outstanding.......................         0.05%           0.11%           0.09%           0.22%

------------
(1) The "Average Loans Outstanding", "Gross Losses", "Recoveries", and "Net Losses as a Percentage of Average Loans Outstanding" related to the HELOCs acquired by the Bank as a result of the merger of Fleet Financial Group, Inc. and BankBoston Corporation are included as of March 31, 2000.

(2) "Average Loans Outstanding" during the period is the arithmetic average of the principal balances of the HELOCs outstanding on the last business day of each month during the period.

(3) "Gross Losses" are amounts which have been determined to be uncollectible relating to HELOCs for each respective period.

(4) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(5) "Net Losses" represents "Gross Losses" minus "Recoveries".

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

     As described in this prospectus supplement, the actual maturity of the notes will depend in part on the receipt of principal on the HELOCs or the amount and timing of charge-offs of the HELOCs, which will result in principal payments on the notes. The amount of principal to be included in the distribution to noteholders on the first payment date may be larger than for subsequent payment dates since the collection period for the first payment date is longer. In addition, the rate at which the principal on the notes is paid will be increased, as compared to payments of principal on the HELOCs, as a result of the application of excess interest as a payment of principal on the notes in order to build overcollateralization. All of the HELOCs may be prepaid in full or in part at any time. If relevant state law permits, prepayment of a HELOC may be subject to an early termination fee of not more than $250.

     There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to noteholders or the Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

     Although the loan rates on the HELOCs are subject to adjustment, the loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to a maximum rate, which would also adversely affect your yield. The "INDEX" for any date on which the loan rate for a HELOC subject to adjustment is the highest "prime rate" most recently published or, if such HELOC was originated prior to July 2000, published on the first day of the month in each case in the "Money Rates" section of The Wall Street Journal. If the "prime rate" is no longer published, then the Index will be a comparable independent index selected by the seller.

     The Bank is not aware of any publicly generated studies or statistics available on the rate of prepayment of loans such as the HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

     In addition, the trust's prepayment experience and the rate at which the notes amortize will be affected by any repurchases of HELOCs by the seller as a result of a breach of a representation and warranty or defective documentation as well as by any purchase by the servicer pursuant to the sale and servicing agreement.

     Substantially all of the HELOCs contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligations under the HELOC. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related HELOC.

     Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, there may be times, especially during the years that a substantial percentage of HELOCs are in the draw period, that very little is distributed on the notes in respect of principal.

     No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

                           DESCRIPTION OF THE HELOCs

GENERAL

     The HELOCs in the trust were originated under loan agreements and disclosure statements (the "CREDIT LINE AGREEMENTS") and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. Based upon the address supplied by each borrower during the loan application process, most of the mortgaged properties are owner occupied. The HELOCs were underwritten in accordance with the standards in effect at the time of origination. Current underwriting standards are described under "Fleet National Bank -- Credit and Underwriting Guidelines" in the prospectus.

     Unless otherwise stated, all of the statistical information set forth below with regard to the HELOCs is as of the close of business on April 30, 2001 (the "STATISTICAL CALCULATION DATE"). As described below, there will be some differences between the information as of the Statistical Calculation Date and the corresponding information as of the Cut-Off Date, with respect to the HELOCs included in the final pool of HELOCs. A detailed description of the HELOCs actually delivered on the closing date (the "DETAILED DESCRIPTION") will be available to purchasers of the notes and will be filed on Form 8-K with the

Securities and Exchange Commission (the "COMMISSION") within fifteen days after delivery of the notes. The Detailed Description will specify the aggregate of the principal balances of HELOCs included in the trust as of the Cut-Off Date and will also include other statistical information with respect to the Mortgage Loans as of the Cut-Off Date.

     In the information that follows, weighted average percentages are based upon the principal balances of the HELOCs on the Statistical Calculation Date.

     The pool of HELOCs consists of 21,863 HELOCs with an aggregate Statistical Calculation Date pool balance of $758,376,873. The average principal balance was $34,688, the minimum Statistical Calculation Date principal balance was $0, the maximum Statistical Calculation Date principal balance was $391,432, the minimum loan rate and the maximum loan rate on the Statistical Calculation Date were 5.00% and 12.75% per annum, respectively, and the weighted average loan rate on the Statistical Calculation Date was 8.31% per annum. As of the Statistical Calculation Date, the average credit limit utilization rate was 61.35%, the minimum credit limit utilization rate was 0.00% and the maximum credit limit utilization rate was 100.00%. The credit limit utilization rate is determined by dividing the statistical calculation date principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original loan-to-value ratio of the HELOCs was 66.22% as of the Statistical Calculation Date.

     As of the Statistical Calculation Date, no HELOC had a combined loan-to-value ratio greater than 100.00% and no HELOC was delinquent 30 days or more.

     Difference between Statistical Calculation Date Pool and Cut-Off Date
Pool. The HELOCs to be included in the Cut-Off Date pool will represent HELOCs originated or acquired by the seller on or prior to the Statistical Calculation Date and sold by seller to the depositor and by the depositor to the trust on or before the closing date. In addition, with respect to the Statistical Calculation Date pool, as to which the statistical information is presented herein, some changes in the principal balances may occur prior to the Cut-Off Date due to payments and draws. Moreover, certain HELOCs may prepay in full or may be determined not to meet the eligibility requirements for the Cut-Off Date pool and as a result may not be included in the Cut-Off Date pool. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-Off Date for the Cut-Off Date pool will vary from the statistical distribution of characteristics of the Statistical Calculation Date pool as presented in this prospectus supplement, although such variance is not expected to be material.

HELOC POOL STATISTICS

     The seller has compiled the following additional information as of the Statistical Calculation Date with respect to the HELOCs and the related mortgaged properties to be included in the trust. The sum of the columns below may not equal the total indicated due to rounding.

                               PRINCIPAL BALANCES

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF PRINCIPAL BALANCES                     LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------                   ---------    -----------------    -------------------------
$0.00.......................................    1,790       $          0.00                0.00%
$0.01 - $2,500.00...........................      519            661,964.36                0.09
$2,500.01 - $5,000.00.......................      609          2,311,242.34                0.30
$5,000.01 - $7,500.00.......................      747          4,773,228.92                0.63
$7,500.01 - $10,000.00......................      891          7,873,435.74                1.04
$10,000.01 - $20,000.00.....................    3,600         54,952,908.91                7.25
$20,000.01 - $30,000.00.....................    4,460        111,337,303.81               14.68
$30,000.01 - $40,000.00.....................    2,590         91,043,003.43               12.00
$40,000.01 - $50,000.00.....................    2,109         96,579,530.57               12.74
$50,000.01 - $60,000.00.....................    1,066         59,238,960.85                7.81
$60,000.01 - $70,000.00.....................      881         57,474,860.62                7.58
$70,000.01 - $80,000.00.....................      693         51,947,065.91                6.85
$80,000.01 - $90,000.00.....................      460         39,173,935.57                5.17
$90,000.01 - $100,000.00....................      570         54,761,976.43                7.22
$100,000.01 - $150,000.00...................      680         84,688,518.48               11.17
$150,000.01 - $200,000.00...................      121         21,313,694.21                2.81
$200,000.01 - $250,000.00...................       40          9,123,611.90                1.20
$250,000.01 - $300,000.00...................       24          6,654,290.81                0.88
$300,000.01 - $350,000.00...................       10          3,352,081.41                0.44
$350,000.01 - $400,000.00...................        3          1,115,258.25                0.15
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                 OCCUPANCY TYPE

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
OCCUPANCY                                       LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------                                     ---------    -----------------    -------------------------
Owner Occupied..............................   21,302       $738,009,550.75               97.31%
Non-Owner Occupied..........................      561         20,367,321.77                2.69
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the HELOCs (calculated generally at the date of origination of the related HELOC) and whose denominator is the most recent appraised value of the related mortgaged property, as of the Statistical Calculation Date.

                                                                                   PERCENTAGE OF STATISTICAL
                                                 NUMBER OF        AGGREGATE            CALCULATION DATE
                                                 MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS    LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------------------------------------  ---------    -----------------    -------------------------
0.01 - 5.00%.................................         26       $    202,142.40                0.03%
5.01 - 10.00.................................        182          2,983,806.48                0.39
10.01 - 15.00................................        345          6,442,325.60                0.85
15.01 - 20.00................................        581         12,176,656.74                1.61
20.01 - 25.00................................        694         17,878,173.31                2.36
25.01 - 30.00................................        696         19,414,214.69                2.56
30.01 - 35.00................................        771         24,363,820.77                3.21
35.01 - 40.00................................        840         28,928,127.53                3.81
40.01 - 45.00................................        837         28,731,222.49                3.79
45.01 - 50.00................................        995         36,769,909.77                4.85
50.01 - 55.00................................        914         34,300,427.35                4.52
55.01 - 60.00................................      1,057         41,329,479.43                5.45
60.01 - 65.00................................      1,184         45,250,528.96                5.97
65.01 - 70.00................................      1,486         56,143,966.95                7.40
70.01 - 75.00................................      1,717         65,529,625.03                8.64
75.01 - 80.00................................      2,269         83,936,146.95               11.07
80.01 - 85.00................................      3,668        136,803,494.67               18.04
85.01 - 90.00................................      1,960         62,190,944.66                8.20
90.01 - 95.00................................        378         11,996,799.14                1.58
95.01 - 100.00...............................      1,263         43,005,059.60                5.67
                                                  ------       ---------------              ------
Total........................................     21,863       $758,376,872.52              100.00%
                                                  ======       ===============              ======

                                  LOAN PURPOSE

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
PURPOSE                                         LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------                                       ---------    -----------------    -------------------------
Refinance...................................   10,882       $421,681,643.97               55.60%
Home Improvement............................   10,638        322,238,593.95               42.49
Purchase....................................      343         14,456,634.60                1.91
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                 PROPERTY TYPE

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
PROPERTY TYPE                                   LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------------                                 ---------    -----------------    -------------------------
Single Family...............................   20,043       $701,325,499.48               92.48%
2-4 Family..................................    1,172         38,097,462.91                5.02
Condo.......................................      648         18,953,910.13                2.50
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                            GEOGRAPHIC DISTRIBUTION

     The geographic locations used for the following table were determined by the billing address for the mortgage property securing the related HELOC.

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
STATE                                           LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----                                         ---------    -----------------    -------------------------
New York....................................    8,088       $312,609,811.96               41.22%
Massachusetts...............................    4,738        157,630,984.83               20.79
Connecticut.................................    4,294        152,535,103.04               20.11
Maine.......................................    1,547         41,752,362.79                5.51
Rhode Island................................    1,058         28,851,784.63                3.80
New Hampshire...............................      940         25,684,939.45                3.39
California..................................      425         15,156,821.24                2.00
Florida.....................................      373         11,647,704.47                1.54
Pennsylvania................................      131          4,212,677.42                0.56
Illinois....................................      147          3,924,103.13                0.52
Colorado....................................       76          2,449,561.66                0.32
New Jersey..................................       46          1,921,017.90                0.25
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                              CURRENT FICO SCORES

     The weighted average score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc. (the "FICO SCORE") as of the Statistical Calculation Date is 739. The FICO Scores were acquired from a credit bureau in April 2001.

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
FICO SCORE RATING                               LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
-----------------                             ---------    -----------------    -------------------------
600 - 619...................................      181       $  8,051,702.07                1.06%
620 - 639...................................      406         15,921,406.10                2.10
640 - 659...................................      809         30,907,895.71                4.08
660 - 679...................................    1,243         49,708,586.64                6.55
680 - 699...................................    1,917         77,773,485.57               10.26
700 - 719...................................    2,719        109,290,934.55               14.41
720 - 739...................................    3,502        131,675,448.35               17.36
740 - 759...................................    3,707        131,658,002.04               17.36
760 - 779...................................    3,783        115,736,651.78               15.26
780 - 799...................................    2,674         70,305,870.99                9.27
800 - 819...................................      911         17,228,502.79                2.27
820 - 839...................................       11            118,385.93                0.02
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                 CREDIT LIMITS

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF CREDIT LIMITS                          LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------------                        ---------    -----------------    -------------------------
$5,000.01 - $7,500.00.......................      141       $    642,920.58                0.08%
$7,500.01 - $10,000.00......................      431          2,686,310.47                0.35
$10,000.01 - $20,000.00.....................    1,289         14,506,911.89                1.91
$20,000.01 - $30,000.00.....................    5,944        100,209,972.05               13.21
$30,000.01 - $40,000.00.....................    2,629         67,803,583.82                8.94
$40,000.01 - $50,000.00.....................    3,482        106,350,389.91               14.02
$50,000.01 - $60,000.00.....................    1,229         49,218,394.37                6.49
$60,000.01 - $70,000.00.....................      879         40,050,583.24                5.28
$70,000.01 - $80,000.00.....................    1,272         61,347,501.15                8.09
$80,000.01 - $90,000.00.....................      529         30,091,950.34                3.97
$90,000.01 - $100,000.00....................    2,028        111,323,490.47               14.68
$100,000.01 - $150,000.00...................    1,469        111,603,792.06               14.72
$150,000.01 - $200,000.00...................      324         31,789,679.68                4.19
$200,000.01 - $250,000.00...................      131         14,984,575.42                1.98
$250,000.01 - $300,000.00...................       49          8,425,751.38                1.11
$300,000.01 - $350,000.00...................       25          4,837,375.23                0.64
$350,000.01 - $400,000.00...................       12          2,503,690.46                0.33
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                         CREDIT LIMIT UTILIZATION RATES

     The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Statistical Calculation Date by the credit limits of the related HELOCs.

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF CREDIT LIMIT UTILIZATION               LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------------             ---------    -----------------    -------------------------
0.000%......................................    1,800       $         15.15                0.00%
0.001 - 10.000..............................      816          2,814,638.58                0.37
10.001 - 20.000.............................      941          9,345,669.11                1.23
20.001 - 30.000.............................    1,045         16,210,450.52                2.14
30.001 - 40.000.............................    1,148         25,764,853.32                3.40
40.001 - 50.000.............................    1,285         33,293,293.06                4.39
50.001 - 60.000.............................    1,434         46,593,687.94                6.14
60.001 - 70.000.............................    1,577         58,875,624.84                7.76
70.001 - 80.000.............................    1,902         77,159,231.28               10.17
80.001 - 90.000.............................    2,501        113,049,673.20               14.91
90.001 - 100.000............................    7,414        375,269,735.52               49.48
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                 ORIGINAL TERM

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
MONTHS                                          LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
------                                        ---------    -----------------    -------------------------
240.........................................        1       $     29,113.86                0.00%
300.........................................    4,369        155,666,792.98               20.53
360.........................................   17,493        602,680,965.68               79.47
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                 REMAINING TERM

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
MONTHS                                          LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
------                                        ---------    -----------------    -------------------------
181 - 192...................................        1       $     29,113.86                0.00%
217 - 228...................................        7            274,319.11                0.04
229 - 240...................................      214          6,318,367.03                0.83
241 - 252...................................      431         11,787,281.16                1.55
253 - 264...................................      563         19,610,820.54                2.59
265 - 276...................................      738         26,323,439.18                3.47
277 - 288...................................    1,945         71,798,936.61                9.47
289 - 300...................................    1,220         37,932,047.14                5.00
301 - 312...................................    1,011         26,113,787.52                3.44
313 - 324...................................    1,640         52,630,811.49                6.94
325 - 336...................................    2,973        104,176,085.06               13.74
337 - 348...................................    8,227        292,016,308.28               38.51
349 - 360...................................    2,893        109,365,555.54               14.42
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                    MARGINS

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF MARGINS                                LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------                              ---------    -----------------    -------------------------
<= -0.500%..................................    1,157       $ 55,295,814.93                7.29%
-0.499 - -0.250.............................    1,562         82,282,378.18               10.85
-0.249 - 0.000..............................    8,618        367,573,332.54               48.47
0.001 - 0.250...............................    3,058         64,806,317.19                8.55
0.251 - 0.500...............................      224          4,987,128.30                0.66
0.501 - 0.750...............................      238          9,626,955.50                1.27
0.751 - 1.000...............................    2,820         66,367,560.46                8.75
1.001 - 1.250...............................    1,110         29,176,854.60                3.85
1.251 - 1.500...............................      621         11,222,655.30                1.48
1.501 - 1.750...............................      212          8,662,234.79                1.14
1.751 - 2.000...............................      804         24,699,213.76                3.26
2.001 - 2.250...............................      679         20,911,738.47                2.76
2.251 - 2.500...............................      248          5,964,895.73                0.79
2.501 - 2.750...............................       67          1,368,457.95                0.18
2.751 - 3.000...............................      113          1,351,490.26                0.18
3.001 - 3.250...............................      197          2,414,298.89                0.32
3.251 - 3.500...............................      109          1,404,251.36                0.19
3.501 - 3.750...............................       24            228,910.07                0.03
3.751 - 4.000...............................        2             32,384.24                0.00
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                               CURRENT LOAN RATES

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF LOAN RATES                             LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------------------                           ---------    -----------------    -------------------------
4.501 - 5.000%..............................        1       $     38,740.37                0.01%
5.001 - 5.500...............................        1             22,776.73                0.00
6.501 - 7.000...............................        2            223,463.35                0.03
7.001 - 7.500...............................    1,372         65,789,562.90                8.68
7.501 - 8.000...............................   10,050        441,385,768.50               58.20
8.001 - 8.500...............................    3,183         67,571,638.14                8.91
8.501 - 9.000...............................    3,097         77,617,509.55               10.23
9.001 - 9.500...............................    1,691         38,831,010.78                5.12
9.501 - 10.000..............................    1,061         34,835,591.33                4.59
10.001 - 10.500.............................      889         25,250,192.69                3.33
10.501 - 11.000.............................      196          2,916,953.77                0.38
11.001 - 11.500.............................      294          3,632,370.10                0.48
11.501 - 12.000.............................       25            261,294.31                0.03
12.501 - 13.000.............................        1                  0.00                0.00
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                               MAXIMUM LOAN RATES

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
RANGE OF MAXIMUM LOAN RATES                     LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
---------------------------                   ---------    -----------------    -------------------------
9.001 - 10.000%.............................        1       $      8,871.00                0.00%
15.001 - 16.000.............................    7,966        310,746,437.68               40.98
16.001 - 17.000.............................      193          5,111,779.75                0.67
17.001 - 18.000.............................    6,680        210,805,650.41               27.80
18.001 - 19.000.............................        1                  0.00                0.00
20.001 - 21.000.............................    7,021        231,665,438.74               30.55
24.001 - 25.000.............................        1             38,694.94                0.01
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                  DRAW PERIOD

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
MONTHS                                          LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
------                                        ---------    -----------------    -------------------------
60..........................................        1       $     29,113.86                0.00%
120.........................................    4,369        155,666,792.98               20.53
180.........................................   17,493        602,680,965.68               79.47
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                             REMAINING DRAW PERIOD

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
MONTHS                                          LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
------                                        ---------    -----------------    -------------------------
1 - 12......................................        1       $     29,113.86                0.00%
37 - 48.....................................        7            274,319.11                0.04
49 - 60.....................................      214          6,318,367.03                0.83
61 - 72.....................................      431         11,787,281.16                1.55
73 - 84.....................................      563         19,610,820.54                2.59
85 - 96.....................................      738         26,323,439.18                3.47
97 - 108....................................    1,945         71,798,936.61                9.47
109 - 120...................................    1,220         37,932,047.14                5.00
121 - 132...................................    1,011         26,113,787.52                3.44
133 - 144...................................    1,640         52,630,811.49                6.94
145 - 156...................................    2,973        104,176,085.06               13.74
157 - 168...................................    8,227        292,016,308.28               38.51
169 - 180...................................    2,893        109,365,555.54               14.42
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

                                ORIGINATION YEAR

                                                                                PERCENTAGE OF STATISTICAL
                                              NUMBER OF        AGGREGATE            CALCULATION DATE
                                              MORTGAGE        OUTSTANDING         AGGREGATE OUTSTANDING
ORIGINATION YEAR                                LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
----------------                              ---------    -----------------    -------------------------
1995........................................      532       $ 13,855,090.77                1.83%
1996........................................    1,296         32,335,659.36                4.26
1997........................................    1,750         52,465,556.97                6.92
1998........................................    2,600         92,728,529.86               12.23
1999........................................    8,898        309,370,187.06               40.79
2000........................................    6,787        257,621,848.50               33.97
                                               ------       ---------------              ------
Total.......................................   21,863       $758,376,872.52              100.00%
                                               ======       ===============              ======

HELOC TERMS

     The general terms of the HELOCs are described under "Fleet National Bank--CLG Home Equity Lines of Credit" in the prospectus.

     A borrower may make a draw under a HELOC, from time to time, by using special checks or other means provided to the borrower. The draws will be funded by the seller.

     Minimum monthly payments may be required to be made during the draw period, but these payments will not be sufficient to fully amortize a HELOC during the draw period. Borrowers may exceed their monthly payment without penalty and the excess funds will first be used to pay any applicable fees and then be applied towards outstanding principal. Other fees, including the annual membership fees and late payment charges, may vary by state.

     The borrower's right to make a draw under a HELOC may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

     - the borrower fails to make any required payment by the due date;

     - the total outstanding principal balance including all charges payable exceeds the credit limit;

     - the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation;

     - the borrower dies or becomes incompetent;

     - the borrower becomes bankrupt or insolvent;

     - the borrower becomes subject to any judgment, lien, attachment or an execution is issued against the mortgaged property;

     - the borrower fails to obtain and maintain required property insurance; or

     - the borrower sells or transfers the mortgaged property or does not maintain the property.

     In addition, the borrower's right to make a draw under a HELOC may be suspended or a borrower's credit limit may be reduced, if:

     - the borrower is in default under the HELOC;

     - government action impairs the originator's lien priority; or

     - a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice.

     The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided to the borrower with the billing statements. The payment due dates for the HELOCs vary throughout the month.

     Interest accrued each month with respect to each HELOC adjusts based on the index which is the prime rate published in The Wall Street Journal for the day that the loan resets, or with respect to any HELOC originated prior to July 2000, the prime rate published in The Wall Street Journal on the first day of the month. If more than one prime rate is published, the highest rate will be used. The weighted average gross margin for the HELOCs as of the Cut-Off Date
was      %. All of the HELOCs are subject to a maximum loan rate specified in the Credit Line Agreements. No HELOC is subject to a minimum loan rate or a periodic loan rate cap or floor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the HELOCs is referred to as the "servicing fee" and will be paid from Interest Collections in respect of the HELOCs. The amount of the servicing fee is equal to 0.50% per annum which is referred to as the servicing fee rate, multiplied by the sum of the outstanding principal balance of each HELOC as of the first day of each Due Period. The servicing fee will be calculated on the basis of the actual number of days in each related Due Period and a 360-day year. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

     With respect to each payment date, other than the first payment date, the "DUE PERIOD" is the prior calendar month. With respect to the first payment date, the "Due Period" is the period beginning on and including May 15, 2001 and ending on and including June 30, 2001.

     The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustees, any custodian appointed by the trustees, the registrar and any paying agent. In addition, the servicer will be entitled to reimbursement for expenses it incurs in connection with defaulted HELOCs and in connection with restoring mortgaged properties related to defaulted HELOCs, to the extent that recoveries are realized. The servicer's right of reimbursement is senior to the rights of holders of the securities to receive any proceeds from the liquidation of the related mortgaged property.

ASSIGNMENT OF HELOCs

     On or before the closing date, the seller will sell to the depositor and the depositor will transfer to the trust all of its right, title and interest in and to each HELOC, including its right to purchase from the seller any additional balances arising in the future, related Credit Line Agreements, mortgages and other mortgage loan documents, including all collections received on or with respect to each HELOC on or after the Cut-Off Date. The trust, concurrently with the transfer, will deliver the securities. Each HELOC transferred to the trust will be identified on a mortgage loan schedule delivered to the owner trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date for each HELOC, as well as information with respect to the loan rate.

     On or prior to the closing date, the seller is required to deliver to and deposit with the trust, or, if directed, the indenture trustee, with respect to each HELOC, the related mortgage note endorsed in blank. The balance of the mortgage loan documents for each HELOC, including, without limitation, an assignment of mortgage or deed of trust in recordable form for each HELOC, will be delivered to and remain in the possession of the servicer, as custodian for the indenture trustee unless (x) the seller's long-term debt rating falls below "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Baa2" by Moody's Investors Services ("MOODY'S" and together with S&P, the "RATING AGENCIES") or (y) an event giving rise to the termination of the servicer occurs. The sale and servicing agreement will require that within 90 days of such reduction or termination, as the case may be, the seller will deliver the balance of the Related Documents to the indenture trustee. The mortgage note together with the balance of the mortgage loan documents are referred to as the "RELATED DOCUMENTS".

     If the seller is unable to deliver, as and when required, an original mortgage because such original mortgage has been delivered for recording to the appropriate public recording office but has not yet been returned to the seller, the seller will deliver a certified true copy of such original mortgage, certified by the seller, together with a certificate certifying that such original mortgage has been so delivered to such public recording office.

     Under the terms of the sale and servicing agreement, if, at the time that the balance of the Related Documents are required to be delivered, the aggregate principal balances of HELOCs secured by mortgaged properties in Florida, Maryland, Mississippi, South Carolina and Tennessee equals or exceeds 10% of the Cut-Off Date pool balance, the seller will be required to record the assignment of the mortgage or deed of trust related to the HELOCs secured by mortgaged properties located in Florida, Maryland, Mississippi, South Carolina or Tennessee and having aggregate Principal Balances in an amount sufficient to reduce the concentration of HELOCs in those states to less than 10% of the Cut-Off Date pool balance. Such recordation will be required unless opinions of counsel satisfactory to the rating agencies and the Note Insurer are delivered to the indenture trustee to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the trust or the noteholders in the HELOCs.

     Within 60 days of the closing date in the case of the mortgage notes, and within 60 days of the date on which the balance of the Related Documents are required to be delivered, as applicable, the indenture trustee will review such documents and if any document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the seller and the depositor by the indenture trustee, the seller will be obligated to repurchase the HELOC and to either (i) deposit the Purchase Price (as defined below) into the collection account or, (ii) direct that the defective HELOC be retransferred to it and that the transferor interest be reduced by the principal balance and accrued interest on the defective HELOC and the seller will be required to deposit the balance of the Purchase Price in the collection account. The amount of such deposit is referred to as the "TRANSFEROR DEPOSIT AMOUNT." Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, the seller may substitute one or more Eligible Substitute HELOCs (as defined below). Any repurchase or substitution will be considered a payment in full of the defective HELOC. The obligation of the seller to accept a retransfer of a defective HELOC is the sole remedy regarding any defects in the HELOCs and related documents available to the owner trustee or the holders.

     With respect to any HELOC, the "PURCHASE PRICE" is equal to the principal balance of the HELOC at the time of any transfer described above plus accrued and unpaid interest to the date of repurchase together with any expenses incurred as a result of the defect.

     An "ELIGIBLE SUBSTITUTE HELOC" is a HELOC substituted by the seller for a defective HELOC which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute HELOC is less than the principal balance of the related defective HELOC, the seller will be required to make a deposit to the collection account equal to the difference (each, a "SUBSTITUTION ADJUSTMENT AMOUNT").

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the trust with respect to each HELOC. In addition, the seller will represent and warrant, on the closing date, that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; and (2) each HELOC was generated under a Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the holders in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase or substitute the defective HELOC from the trust. The same procedure and limitations that are set forth above for the repurchase or substitution of defective HELOCs will apply to the retransfer of a HELOC that is required to be repurchased or substituted because of such a breach of a representation or warranty that materially and adversely affects the interests of the holders in the related HELOC.

     In certain circumstances, the interest of the depositor, the trust, and the indenture trustee in the HELOCs could be impaired, and payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. For instance,

     - a prior or subsequent transferee of HELOCs could have an interest in the HELOCs superior to the interest of the depositor, the trust, and the indenture trustee;

     - the indenture trustee's interest in the HELOCs may not have priority if another person or entity acquires possession of the mortgage notes;

     - a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the depositor, the trust, and the indenture trustee in the HELOCs;

     - the administrative expenses of a conservator or receiver for the seller could be paid from collections on the HELOCs before the depositor, the trust, or the indenture trustee receives any payments; and

     - if insolvency proceedings were commenced by or against the seller, or if certain time periods were to pass, the depositor, the trust, and the indenture trustee may lose any perfected interest in collections held by the seller and commingled with its other funds.

CONSERVATORSHIP OR RECEIVERSHIP

     The seller is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is required to appoint the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for the seller if certain events occur relating to the seller's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the seller.

     The seller will treat each transfer of HELOCs to the depositor as a sale. Arguments may be made, however, that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the HELOCs and the purchase agreement are intended to satisfy all of these conditions.

     If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize the seller's transfer of the HELOCs. The FDIA would limit the depositor's, the trust's, or the indenture trustee's damages in this event to its "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize the seller's transfer of the HELOCs for a reasonable period following its appointment as conservator or receiver for the seller. Therefore, if the FDIC were to reclaim, recover, or recharacterize the seller's transfer of the HELOCs, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced.

     Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the seller's transfer of the HELOCs, you could suffer a loss on your investment if the Note Insurer fails to perform under the Policy and (i) the purchase agreement, the sale and servicing agreement, the administration agreement, or the seller's transfer of the HELOCs were found to violate applicable regulatory requirements, (ii) the depositor, the trust, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the HELOCs,
(iii) the FDIC were to request a stay of any action by the depositor, the trust, or the indenture trustee to enforce the purchase agreement, the sale and servicing agreement, the administration agreement, the indenture, or the notes, or (iv) the FDIC were to repudiate other parts of the purchase agreement, the sale and servicing agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the HELOCs or to provide administrative services to the depositor or the trust.

     The depositor is a wholly-owned subsidiary of the seller. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the seller but to its subsidiaries as well. If the depositor were found to have violated any of these provisions or regulations, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. In addition, if the seller entered conservatorship or receivership, the FDIC could exercise control over the HELOCs or the other assets of the depositor or the trust on an interim or permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

     - the assets of the depositor (including the HELOCs) constitute assets of the seller available for liquidation and distribution by a conservator or receiver for the seller;

     - the depositor and its assets (including the HELOCs) should be substantively consolidated with the seller and its assets;

     - the FDIC's control over the HELOCs is necessary for the seller to reorganize or to protect the public interest; or

     - the FDIC has the power to disaffirm actions of a subsidiary of an insured depository institution.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the seller has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

     In addition, regardless of the terms of the purchase agreement, the sale and servicing agreement, or the indenture, and regardless of the instructions of those authorized to direct the depositor's, the trust's or the indenture trustee's actions, the FDIC as conservator or receiver for the seller may have the power (i) to prevent or require the commencement of a Rapid Amortization Event, (ii) to prevent, limit, or require the early liquidation of HELOCs and termination of the trust, or (iii) to require, prohibit, or limit the continued transfer of HELOCs. Furthermore, regardless of the terms of the sale and servicing agreement or the administration agreement, the FDIC (i) could prevent the appointment of a successor servicer or another administrator for the depositor or the trust or (ii) could authorize the seller to stop servicing the HELOCs or administering the depositor or the trust. If any of these events were to occur, payments to you could be delayed and, if the Note Insurer fails to perform under the Policy, reduced.

OPTIONAL TRANSFER OF HELOCs TO THE DEPOSITOR

     Upon notice to the Note Insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the depositor may, but shall not be obligated to, except upon a breach of a representation or warranty, remove from the trust a portion of the HELOCs without notice to the noteholders. Except upon a breach of a representation or warranty, the depositor will randomly select the HELOCs to be removed.

HELOCs to be removed will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including:

     - the depositor representing and warranting that no selection procedures which are adverse to the interests of the noteholders or the Note Insurer were used by the depositor in selecting the HELOCs to be removed; and

     - no Rapid Amortization Event has occurred or will occur as a result of the removal.

     Upon any such removal, the transferor interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

                            DESCRIPTION OF THE NOTES

GENERAL

     The notes will be issued under an indenture dated as of May   , 2001,
between the trust and U.S. Bank National Association, as indenture trustee. The following summaries describe provisions of the notes and the indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. As used in this prospectus supplement, agreement shall mean either the sale and servicing agreement or the indenture, as the context requires.

     The notes will be issued in fully registered, certificated form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

BOOK-ENTRY NOTES

     The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of $25,000 and multiples of $1,000 in excess thereof.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

     Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

     Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I--Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

     DTC has advised the depositor as follows: DTC is a limited purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities and effect transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 34 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31, 2000, Euroclear Bank S.A./N.V. was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

     DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor, (b) the issuer, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

PAYMENTS

     On each payment date, collections on the HELOCs received during the preceding Due Period and allocable to the noteholders will be applied as follows:

     A. From Investor Interest Collections, reduced by the Investor Servicing Fee and, unless otherwise paid by the Servicer, the Indenture Trustee Fee.

     (1) to the Note Insurer, the premium due for the Policy;

     (2) to the noteholders, accrued interest and any overdue accrued interest, in each case accrued at a rate that is not higher than the Maximum Rate (as defined in "--Interest" below) on the notes;

     (3) to the noteholders, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding calendar month and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

     (4) to the note insurer, as reimbursement for prior draws made under the Policy;

     (5) to the noteholders, as a payment of principal, the amount necessary to build the overcollateralization to the Specified O/C amount;

     (6) to the note insurer, any other amounts owed to the note insurer pursuant to the Insurance Agreement;

     (7) to the noteholders, any carryover interest amounts from prior periods when the rate at which interest on the notes was calculated at the Maximum Rate (such carryover interest amounts are referred to as "LIBOR CARRYOVER INTEREST SHORTFALLS"); and

     (8) to the owner of the transferor interest, the balance.

     B. Principal Collections

     (1) to the noteholders, the lesser of the outstanding principal balance of the notes and the Investor Principal Distribution Amount; and

     (2) to the owner of the transferor interest, the balance.

CERTAIN DEFINITIONS

     The "CHARGE-OFF AMOUNT" for any Charged-Off HELOC is the amount of the principal balance that has been written down.

     A "CHARGED-OFF HELOC" is a mortgage loan with a balance that has been written down on the Servicer's servicing system in accordance with its policies and procedures.

     The "CLOSING DATE" is May   , 2001.

     The "EXCESS O/C AMOUNT" for a payment date is the amount by which the amount of overcollateralization, assuming the full Investor Principal Distribution Amount was paid on the notes for such payment date, exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess O/C Amount shall be zero.

     The "FLOATING ALLOCATION PERCENTAGE" for any payment date is the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period and a denominator of the Pool Balance at the end of the previous Due Period.

     For each payment date the "INTEREST COLLECTIONS" are amounts collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Purchase Price, Substitution Adjustment Amount and Transferor Deposit Amount paid during the related Due Period and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs.

     The "INDENTURE TRUSTEE FEE" for any payment date is the product of 0.006% per annum and the outstanding amount of notes on the first day of the related Interest Period.

     The "INTEREST PERIOD" with respect to each payment date and the notes other than the first payment date, the period from the payment date in the month preceding the month of such payment date through the day before such payment date and with respect to the first payment date the period from the Closing Date through July 19, 2001.

     The "INVESTED AMOUNT" for any payment date is the Invested Amount on the closing date reduced by (i) the aggregate amount of Principal Collections paid on the notes as of the end of the previous Due Period and on the related payment date and (ii) the aggregate of Investor Charge-Off Amounts since the

Cut-Off Date, including the Investor Charge-Off Amount for such payment date.
The Invested Amount on the Closing Date will be $          .

     "INVESTOR INTEREST COLLECTIONS" for any payment date is the Floating Allocation Percentage of Interest Collections for the related Due Period.

     The "INVESTOR CHARGE-OFF AMOUNT" for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

     The "INVESTOR PRINCIPAL DISTRIBUTION AMOUNT" during the period from the first payment date through the payment date in the payment date in June 2006, so long as a Rapid Amortization Event has not occurred and is continuing, is equal to all Principal Collections received during the preceding Due Period minus the amount of all additional balances drawn under the mortgage loans during the preceding Due Period; and on every payment date after the payment date in June 2006 or if a Rapid Amortization Event has previously occurred and is continuing, is equal to all Principal Collections received during the preceding Due Period. In each case such amount will be reduced by the O/C Reduction Amount.

     The "INVESTOR SERVICING FEE" for any payment date is the Floating Allocation Percentage of the Servicing Fee for the related Due Period.

     "NET RECOVERIES" with respect to a HELOC are equal to the aggregate of all amounts received upon liquidation of the HELOC, including, without limitation, insurance proceeds, reduced by related expenses.

     The "O/C REDUCTION AMOUNT" for a payment date is the lesser of Principal Collections for such payment date and the Excess O/C Amount.

     The "PAYMENT DATE" in each month will be the 20th day of the month or, if that day is not a business day, the next business day.

     The "POOL BALANCE" for any payment date is the aggregate of the Principal Balances of the HELOCs at the end of the related Due Period.

     For each payment date the "PRINCIPAL COLLECTIONS" are amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any Purchase Price, Transferor Deposit Amount or any Substitution Adjustment Amounts paid during the preceding Due Period.

     The "SPECIFIED O/C AMOUNT" is the amount set forth in the sale and servicing agreement.

INTEREST

     Note Rate.  Interest will accrue on the unpaid principal balance of the
notes at      % per annum from the closing date to the first payment date and after the first payment date interest will accrue on the notes from and including the preceding payment date to but excluding the current payment date (each, an "INTEREST ACCRUAL PERIOD") at the lesser of (i) a floating rate equal
to LIBOR plus      % and (ii) the Maximum Rate. Interest will be calculated on the basis of the actual number of days in each interest accrual period and a 360-day year. The rate at which interest accrues on the notes is referred to as the "NOTE RATE". A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

     The "MAXIMUM RATE" for any payment date is equal to the average of the mortgage loan rates, minus the servicing fee rate, the rate at which the indenture trustee's fees are calculated, the rate at which the premium on the Policy is calculated and 25 basis points, for each mortgage loan, weighted on the basis of the related Principal Balance of each mortgage loan on the first day of the related Due Period.

     The "PRINCIPAL BALANCE" of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, plus (i) any additional balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related credit line agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

     With respect to each determination date that is a "LIBOR Business Day", "LIBOR" is the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of the Designated Maturity. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by the reference banks, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

     A "DETERMINATION DATE" is, with respect to any payment date, the third business day preceding such payment date.

     The "DESIGNATED MATURITY" with respect to any determination date that is a LIBOR Business Day, is one month; provided, that LIBOR for the initial interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the date of issuance of the notes through July 19, 2001, between two rates determined in accordance with the definition of LIBOR, one of which will be determined for a Designated Maturity of one month and the other which will be determined for a Designated Maturity of two months.

     A "LIBOR BUSINESS DAY" is any day other than (i) a Saturday or a Sunday and
(ii) a day on which banking institutions in the State of New York, Massachusetts, Minnesota or in the city of London, England are required or authorized by law to be closed.

THE POLICY

     The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity agreement (the "INSURANCE AGREEMENT") to be dated as of the Closing Date, among the seller, the depositor, the servicer, the indenture trustee and the Note Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of Insured Amounts with respect to the notes for that payment date. An "INSURED AMOUNT" for the notes as of any payment date is any shortfall in the amounts available in the collection account to pay (a)(i) the Guaranteed Principal Payment Amount for the notes for that payment date and (ii) the Guaranteed Payment for the notes for that payment date and (b) any Preference Amount that occurs before the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the notes. The Policy does not cover any LIBOR Carryover Interest Shortfalls.

     The "GUARANTEED PRINCIPAL PAYMENT AMOUNT" (a) for the payment date occurring in May 2031, is the amount needed to pay the outstanding principal balance of the notes, (b) for any other payment date, is the amount of the excess, if any, of the Note Principal Balance (after giving effect to all allocations and payments of principal to be made on the notes on the payment date, without giving affect to payments under the Policy to be made on such payment date) over the Invested Amount (at the end of the related Due Period). All calculations under the Policy are after giving effect to all other amounts distributable and allocable to principal on the notes for the payment date.

     The "NOTE PRINCIPAL BALANCE", with respect to any date of determination, is
(a) the original principal balance of the notes on the Closing Date less(b) the aggregate amounts previously distributed as principal to the noteholders.

     "GUARANTEED PAYMENTS" are accrued and unpaid interest for payment each date due on the notes calculated in accordance with the original terms of the Notes, the sale and servicing agreement and the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent.

     A "PREFERENCE AMOUNT" means any amount previously paid to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having proper jurisdiction in an insolvency proceeding.

     Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 Noon, New York City time, on the second Business Day following receipt of the notice for payment and
(ii) 12:00 Noon, New York City time, on the relevant payment date.

     The terms "RECEIPT" and "RECEIVED", with respect to the Policy, means actual delivery to the Note Insurer in the manner required by the Policy and occurs on the day delivered if delivered before 10:00 a.m., New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 10:00 a.m., New York City time. If any notice given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Under the Policy, "BUSINESS DAY" means any day other than a Saturday or Sunday on which banking institutions in the States of New York, Massachusetts or Minnesota or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

     The Note Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the notes to the extent of any payment by the Note Insurer under the Policy. The Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the Note Insurer. The Policy does not cover shortfalls attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     To the extent that Investor Interest Collections are applied to pay the interest on the notes, Investor Interest Collections may be insufficient to cover Investor Charge-Off Amounts. If the insufficiency exists and results in the Note Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the Policy.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the indenture or the sale and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture or the sale and servicing agreement unless such amendment has been approved in writing by the Note Insurer.

     Pursuant to the sale and servicing agreement and the indenture, unless a
Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.

RAPID AMORTIZATION EVENTS

     A "RAPID AMORTIZATION EVENT" is any of the following events:

     (a) if Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest on the notes, and such failure continues for a period of five business days;

     (b) the occurrence of certain events of insolvency with respect to the trust, the depositor or the servicer;

     (c) if the aggregate draws under the Policy exceed 1% of the Cut-Off Date Pool Balance;

     (d) the trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

     (e) failure on the part of the trust, the depositor, the seller or the servicer to perform any of its material obligations under the sale and servicing agreement, the trust agreement or the indenture.

     If any event described in clause (a) or (e) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the Note Insurer, or the noteholders holding notes evidencing more than 51% of the aggregate principal amount of the notes, by written notice to the transferor, the depositor and the servicer (and to the indenture trustee, if given by the Note Insurer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c), or
(d) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of such event.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

TERMINATION OF TRUST

     The trust will terminate on the payment date following the earliest of (i) the payment date occurring in May 2031, (ii) the final payment or other liquidation of the last HELOC in the trust and (iii) the servicer's exercise of its right to purchase the HELOCs as described below under "Optional Termination".

OPTIONAL TERMINATION

     The HELOCs will be subject to optional repurchase by the servicer on any payment date after the outstanding principal balance of the notes is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Cut-Off Date. The optional repurchase price will be equal to the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final payment date.

REPORTS TO SECURITYHOLDERS

     The indenture trustee and the owner trustee will prepare and mail to each noteholder on each payment date, a statement setting forth for the notes, among other things:

          (i) The principal balance of the notes, the Pool Balance as reported in the prior statement to noteholders or, in the case of the first payment date, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

          (ii) The aggregate amount of Interest Collections and Principal Collections;

          (iii) The amount of Investor Interest Collections and the Investor Principal Distribution Amount;

          (iv) The note rate on the notes for such payment date;

          (v) The number of days in the related Interest Period;

          (vi) The aggregate amount of additional balances that were conveyed to the trust during the related Due Period;

          (vii) The aggregate Principal Balance and aggregate credit limit of HELOCs modified pursuant to the sale and servicing agreement, and the weighted average of the loan rates and the weighted average of the credit limits, in each case after giving effect to the modifications;

          (viii) The aggregate amount required to be paid by the seller in respect of repurchases and substitutions of HELOCs;

          (ix) The amount to be paid on the notes as interest for the related payment date and the amount to be paid on the notes as principal for the related payment date;

          (x) The amount, if any, of the outstanding interest carryover shortfall after giving effect to the payments on the related payment date;

          (xi) The amount of the draws under the Policy, if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

          (xii) The amount of any LIBOR Interest Carryover Shortfall paid on such payment date and remaining LIBOR Interest Carryover Shortfalls;

          (xiii) The amount to be paid to the owner of the transferor interest in respect of the related payment date;

          (xiv) The principal balance of the notes after giving effect to the payments to be made on the related payment date;

          (xv) The weighted average of the loan rates and the weighted average of the maximum loan rates for all of the HELOCs, weighted on the basis of the principal balances of all of the HELOCs at the end of the related Due Period;

          (xvi) The weighted average of the margins for each HELOC weighted on the basis of the principal balance of the HELOC at the end of the related Due Period;

          (xvii) The amount to be paid to the note insurer pursuant to the insurance agreement;

          (xviii) The amount of the premium to be paid to the note insurer pursuant to the insurance agreement;

          (xix) The Invested Amount, the amount of overcollateralization, the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the payment date;

          (xx) The amount of interest collections to be paid as principal to the noteholders on such payment date;

          (xxi) The number of HELOCs outstanding at the beginning and at the end of the related Due Period;

          (xxii) The Pool Balance as of the end of the Due Period related to such payment date;

          (xxiii) The number and aggregate principal balances of Mortgage Loans:
     (A) that are 30-59 days, 60-89 days and 90 or more days delinquent, (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period,
     (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

          (xxiv) The Net Recoveries received during such Due Period;

          (xxv) The cumulative Charge-Off Amount and the Charge-Off Amount incurred during the related Due Period; and

          (xxvi) Whether a Rapid Amortization Event has occurred and is continuing during the related Due Period and, if so, specifying the Rapid Amortization Events.

     In the case of information furnished under the clauses (ii), (iii), (ix) and (xx), the amounts shall also be expressed as a dollar amount per security with a $1,000 denomination.

                            THE SERVICING AGREEMENT

     The servicer shall establish and maintain on behalf of the trust a collection account for the benefit of the noteholders. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the servicer of amounts in respect of the HELOCs, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be deposited in the distribution account or on the payment date if approved by the rating agencies.

     Notwithstanding the timing of deposits to the collection account described above, the servicer will maintain possession of the collections on the HELOCs as part of its general funds until the business day prior to the related payment date. The servicer will be permitted to do this so long (i) as the rating of its short-term debt obligations are at least "A-1" by S&P and "P-1" by Moody's and
(ii) no event of servicing termination has occurred which has not been cured. During this period the servicer will record on a loan payment record all amounts received in respect of the mortgage loans during each due period. During any period that the Servicer is permitted to maintain possession of the collections as described in this paragraph, the servicer will, not later than the third business day prior to each payment date, notify the owner trustee and the indenture trustee of the amount of collections to be included in Interest Collections and Principal Collections for the related payment date.

     The owner trustee and the indenture trustee will establish one or more distribution accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to holders on a payment date. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account will be invested in Eligible Investments maturing on or before the related payment date.

     An "ELIGIBLE ACCOUNT" is an account that is maintained at an institution that is:

     (1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of "P-1" by Moody's, (b) has a short-term unsecured debt rating of "A-1" by Standard & Poor's and (c) has its accounts fully insured by the Federal Deposit Insurance Corporation or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency. If so qualified, the indenture trustee or the servicer may be considered such an institution for the purpose of this definition.

     "ELIGIBLE INVESTMENTS" are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

MODIFICATIONS TO HELOCs

     Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit limit of a HELOC or reducing the loan rate of a HELOC.

CONSENT TO SENIOR LIENS

     The servicer, acting as agent for the trust, may permit the placement of a subsequent senior mortgage on any mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number of affected HELOCs, increases in margins and combined loan-to-value ratios are complied with.

     The sale and servicing agreement limits the aggregate principal balance of mortgage loans with respect to which the servicer is permitted to consent to the placing of a senior lien.

HAZARD INSURANCE

     The sale and servicing agreement provides that the servicer will maintain hazard insurance on the mortgaged properties relating to the HELOCs. While the terms of the related Credit Line Agreements typically require borrowers to maintain hazard insurance, the servicer will not monitor the maintenance of hazard insurance.

     The sale and servicing agreement requires the servicer to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of a HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the HELOC plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. The servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account.

     The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to the securityholders.

EVIDENCE AS TO COMPLIANCE

     The sale and servicing agreement provides for delivery on or before the May 31st of each year, beginning in May 31, 2002, to the indenture trustee and the
Note Insurer of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before May 31st of each year, beginning May 31, 2002, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer) to the indenture trustee pursuant to the sale and servicing agreement.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of, among other events, the following:

          (i) any failure by the servicer to deposit in the collection account, or distribution account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer, and the indenture trustee by the
     Note Insurer or the holders of 25% of the note principal balance;

          (ii) the failure by the servicer to make any required advance, which failure continues unremedied for a period of 30 days or, except as contemplated by clause (iii) below, any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement which, materially and adversely affects the interest of the noteholders or the Note Insurer and continued unremedied for 30 days, after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the Note Insurer or the holders of 25% of the principal balance.

          (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations.

     Under the above circumstances, the indenture trustee with the consent of the Note Insurer or the Note Insurer may deliver written notice to the servicer terminating all the rights and obligations of the servicer under the sale and servicing agreement.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     Upon the termination of the servicer all of the rights and obligations of the servicer under the sale and servicing agreement and in and to the HELOCs will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least $50,000,000 and acceptable to the Note Insurer to act as successor to the servicer under the servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the policy. Pending such appointment the indenture trustee will be obligated to act in such capacity and to appoint a successor servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement (or such other compensation as the trust and such successor may agree). A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under "Events of Servicing Termination."

AMENDMENT

     The sale and servicing agreement may be amended from time to time by the servicer, the trust and the indenture trustee, with the consent of the note insurer, provided that the rating agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the notes (without regard to the policy).

MATTERS REGARDING THE SERVICER

     Neither the Servicer nor any director, officer or employee of the Servicer will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any director, officer or employee of the depositor, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

                                 THE INDENTURE

     The following summary describes all of the material terms of the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the notes, events of default under the indenture will consist of (each, an "EVENT OF DEFAULT"):

     - a default for five days or more in the payment of any interest on any note;

     - a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;

     - a default in the observance or performance of any covenant or agreement of the trust made in the indenture or the sale and servicing agreement and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding;

     - any representation or warranty made by the trust in the indenture, the sale and servicing agreement or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding; or

     - events of bankruptcy, insolvency, receivership or liquidation of the trust.

     The amount of principal required to be paid to noteholders under the indenture will usually be limited to amounts on deposit in the distribution account that are available to be paid as principal in accordance with the provisions of the sale and servicing agreement described above under "Description of the Notes--Payments." Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid.

The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the note insurer, the indenture trustee or holders of a majority in principal amount of notes then outstanding with the consent of the note insurer may declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default with respect to the default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

     - the holder previously has given the indenture trustee written notice of a continuing event of default;

     - the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

     - the holder or holders have offered the indenture trustee reasonable indemnity;

     - the indenture trustee has for 60 days failed to institute the proceeding; and

     - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes.

     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the transferor interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

COVENANTS

     The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

     - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     - the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

     - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     - the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

     - the note insurer shall have consented to such action and the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

     The trust will not, among other things:

     - except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     - claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

     - dissolve or liquidate in whole or in part;

     - permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

     - permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust;

     - engage in any activity other than as specified under "The Trust" in this prospectus supplement; or

     - not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

ANNUAL COMPLIANCE STATEMENT

     The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of the trust's obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee will be required to mail each year to all noteholders a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

     The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

MODIFICATION OF INDENTURE

     With the consent of the Note Insurer, the rating agencies and the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

     - change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

     - impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

     - reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or of defaults under the indenture and their consequences as provided for in the indenture;

     - modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the seller or an affiliate of any of them;

     - decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes.

VOTING RIGHTS

     At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances.

MATTERS REGARDING THE INDENTURE TRUSTEE, THE DEPOSITOR AND THE SELLER

     Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under each indenture.

                              THE TRUST AGREEMENT

     The following summary describes all of the material terms of the trust agreement.

AMENDMENT

     The trust agreement may be amended by the seller, the depositor and the owner trustee, without consent of the noteholders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the
Note Insurer. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders or the note insurer if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Policy. The trust agreement may also be amended by the seller, the depositor and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes and the owner of transferor interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the Note Insurer consents to such action or such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the Note Insurer.

MATTERS REGARDING THE OWNER TRUSTEE, THE DEPOSITOR AND THE SELLER

     Neither the owner trustee nor any director, officer or employee of the depositor, the seller or the owner trustee will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee and any director, officer or employee of the depositor, the seller or the owner trustee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement or by reason of reckless disregard of its obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under each trust agreement.

                            ADMINISTRATION AGREEMENT

     The Bank, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee in which the administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

                             THE INDENTURE TRUSTEE

     US Bank National Association is the indenture trustee under the indenture. The mailing address of the indenture trustee is 180 East Fifth Street, St. Paul, Minnesota, 55101, Attention: Corporate Trust Department.

                               THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

                                USE OF PROCEEDS

     The net proceeds from the sale of the securities will be applied by the depositor on the closing date towards the purchase price of the HELOCs, the payment of expenses related to the sale and the purchase of the HELOCs and other corporate purposes.

                        FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the trust, for federal income tax purposes, the notes will be characterized as indebtedness and the trust should be characterized as an owner trust and will not be characterized as an association, a publicly traded partnership taxable as a corporation or a taxable mortgage pool. Each noteholder will agree to treat the notes as indebtedness and the trust as an owner trust for federal income tax purposes. Alternative characterizations of the trust and the notes are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the notes will not be issued with original issue discount. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described above in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974 and
Section 4975 of the Internal Revenue Code of 1986 (the "CODE") prohibit a pension, profit sharing or other employee benefit or other plan, including an individual retirement account or a Keogh plan, that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Some governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("SIMILAR LAW") that impose similar requirements (those plans subject to ERISA, Section 4975, or Similar Law referred to as "PLANS"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for those persons.

     ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.

     Subject to the considerations discussed in "ERISA Considerations" in the Prospectus, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Each Plan that purchases a note will be deemed to represent that its purchase and holding of the note are eligible for the exemption provided under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar prohibited transaction exemption. A PTCE may not apply to all prohibited transactions that could arise in connection with a Plan's investment in the notes and Plans should be aware that ownership of the trust may change as a result of a transfer of the transferor interest.

     In addition, the fiduciary of any Plan for which the underwriter, the seller, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and under an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the Plan assets and (ii) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction before investing in a note.

     Any person that proposes to acquire a note on behalf of or with plan assets of any Plan should consult with counsel concerning the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code or the proposed investment.

                        LEGAL INVESTMENT CONSIDERATIONS

     The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to Lehman Brothers, Inc. and Fleet Securities, Inc. (the "UNDERWRITERS"), and the underwriters have agreed to purchase from the depositor, the notes as specified below:

                                                              PRINCIPAL
                                                              AMOUNT OF
UNDERWRITER                                                     NOTES
-----------                                                   ---------
Lehman Brothers Inc. .......................................  $
Credit Suisse First Boston Corporation......................
Fleet Securities, Inc. .....................................
JPMorgan, a division of Chase Securities Inc. ..............
Salomon Smith Barney Inc. ..................................
                                                              --------
Total.......................................................  $
                                                              ========

     It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream,
Luxembourg and Euroclear on or about May   , 2001, against payment therefor in
immediately available funds.

     The underwriters are obligated to purchase all the notes if any are purchased. The depositor has been advised by the underwriters that they presently intend to make a market in the securities; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the securities will develop.

     The depositor has been advised by the underwriters that they propose initially to offer the securities to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain
dealers at such price less a discount not in excess of      % of the related
denominations. The underwriters may allow and such dealers may reallow a
discount not in excess of      % of the related denomination to certain other
dealers. After the initial public offering, such public offering price may change.

     Proceeds to the depositor are expected to be $          from the sale of
the notes, before deducting expenses payable by the depositor of $          .

     Until the distribution of the notes is completed, the rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchase for the purpose of pegging, fixing or maintaining the price of such notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes.

     In addition, neither the depositor nor the underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The underwriting agreement provides that the depositor will indemnify the underwriter against liabilities, including liabilities under the Securities Act of 1933, or contribute payments the underwriter may be required to make in respect of liabilities, including liabilities under the Securities Act of 1933. Fleet Securities, Inc. is an affiliate of the depositor and seller.

     This prospectus supplement and the accompanying prospectus, may be used by Fleet Securities, Inc. or one of its affiliates, in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Fleet Securities, Inc. or one of its affiliates may act as a principal or an agent.

                                    EXPERTS

     The financial statements of Financial Guaranty Insurance Company, as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York and for the underwriter by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Sidley Austin Brown & Wood LLP, New York, New York will pass upon certain legal matters on behalf of the seller.

                                     RATING

     It is a condition to issuance that each class of the notes be rated not lower than "AAA" by S&P and "Aaa" by Moody's. A securities rating addresses the likelihood of the receipt by noteholders of payments on the HELOCs. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings assigned to the Notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Interest Carryover Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

                      B
Bank...................................  S-13
business day...........................  S-35
                      C
Charge-Off Amount......................  S-32
Charged-Off HELOC......................  S-32
Closing Date...........................  S-32
Code...................................  S-46
Commission.............................  S-16
Credit Line Agreements.................  S-15
Cut-Off Date...........................  S-10
                      D
Designated Maturity....................  S-34
Detailed Description...................  S-15
determination date.....................  S-34
Due Period.............................  S-25
                      E
Eligible Account.......................  S-38
Eligible Investments...................  S-38
Eligible Substitute HELOC..............  S-26
event of default.......................  S-41
Excess O/C Amount......................  S-32
                      F
FDIA...................................  S-27
FDIC...................................  S-27
Floating Allocation Percentage.........  S-32
                      G
GE Capital.............................  S-11
Guaranteed Payments....................  S-34
Guaranteed Principal Payment Amount....  S-34
                      H
HELOCs.................................  S-10
                      I
Indenture Trustee Fee..................  S-32
Index..................................  S-15
Insurance Agreement....................  S-34
Insured Amount.........................  S-34
interest accrual period................  S-33
Interest Collections...................  S-32
Interest Period........................  S-32
Invested Amount........................  S-32
Investor Charge-Off Amount.............  S-33
Investor Interest Collections..........  S-33
Investor Principal Distribution
  Amount...............................  S-33
Investor Servicing Fee.................  S-33
                      L
LIBOR..................................  S-34
LIBOR Business Day.....................  S-34
LIBOR Carryover Interest Shortfalls....  S-32
                      M
Maximum Rate...........................  S-33
Moody's................................  S-25
                      N
Net Recoveries.........................  S-33
Note Insurer...........................  S-10
Note Principal Balance.................  S-34
note rate..............................  S-33
                      O
O/C Reduction Amount...................  S-33
                      P
payment date...........................  S-33
Plans..................................  S-46
Policy.................................  S-10
Pool Balance...........................  S-33
Preference Amount......................  S-35
Principal Balance......................  S-33
Principal Collections..................  S-33
PTCE...................................  S-47
Purchase Price.........................  S-26
                      R
Rapid Amortization Event...............  S-36
rating agencies........................  S-25
receipt................................  S-35
received...............................  S-35
Related Documents......................  S-26
                      S
S&P....................................  S-25
Similar Law............................  S-46
Specified O/C Amount...................  S-33
Statistical Calculation Date...........  S-15
Substitution Adjustment Amount.........  S-26
                      T
Transferor Deposit Amount..............  S-26
                      U
underwriters...........................  S-47

                                                                       EXHIBIT A

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  A-2
Balance Sheet of the Trust as of May   , 2001...............  A-3
Notes to Balance Sheet......................................  A-4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

[To Fleet Home Equity Loan Trust 2001-1:

     We have audited the accompanying balance sheet of Fleet Home Equity Loan
Trust 2001-1, a Delaware business trust, as of May   , 2001. This financial
statement is the responsibility of the trust. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Fleet Home Equity Loan Trust
2001-1, as of May   , 2001, in conformity with accounting principles generally accepted in the United State of America.

[City, State]
May   , 2001

                      FLEET HOME EQUITY LOAN TRUST 2001-1

                                 BALANCE SHEET
                                  MAY   , 2001

ASSETS
  Assets....................................................  $ 0
LIABILITIES AND CERTIFICATEHOLDER'S EQUITY
  Liabilities...............................................  $ 0
  Certificateholder's equity................................  $ 0
          Total liabilities and certificate holder's
          equity............................................  $ 0

         The accompanying notes are an integral part of this statement.

                      FLEET HOME EQUITY LOAN TRUST 2001-1

                             NOTES TO BALANCE SHEET
                                  MAY   , 2001

1. ORGANIZATION

     Fleet Home Equity Loan Trust 2001-1, a Delaware statutory business trust,
was organized in the state of Delaware on May   , 2001, with Wilmington Trust
Company, as its owner trustee.

     Prior to and including May   , 2001, the Fleet Home Equity Loan Trust
2001-1 did not conduct any activities.

     The trust was organized to engage exclusively in the purchase or acquisition of certain receivables consisting of home equity line of credit loans.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Fleet Home Equity Loan Asset-Backed Notes, Series 2001-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding Global Securities through Clearstream or Euroclear and investors holding Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in those capacities, and other DTC participants.

     Although DTC, Clearstream and Euroclear are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior similar issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.

     Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar pass-through note issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants.

     Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser.

     When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails) the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement from cash on hand. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser.

     Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN).

     Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new W-8BEN must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).

     A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).

     Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption for U.S. Persons (Form W-9).

     U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure.

     The Noteholder of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. Person" means

     - (i) a citizen or resident of the United States,

     - (ii) a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations,

     - (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,

     - (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

     - some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

       This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. We suggest that investors consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  MAY 14, 2001
Prospectus

                                  [FLEET LOGO]

                          FLEET HOME EQUITY LOAN, LLC
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                               ISSUABLE IN SERIES

Fleet Home Equity Loan, LLC, as the depositor, may offer from time to time under this prospectus and a prospectus supplement asset-backed notes and asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The prospectus supplement will set forth the specific assets of the trust and the sellers from whom the assets are acquired. The assets may include:

(a) one or more pools of:

     - closed-end and revolving home equity loans and loans the proceeds of which have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties and properties that include both residential and income-producing non-residential units;

     - home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements; and

     - mortgaged and asset backed securities, referred to in this prospectus as the pooled securities.

(b) all monies due under the above assets, and

(c) funds or accounts established for the trust or one or more forms of enhancement.

The prospectus supplement will state if the trust will make a REMIC or FASIT election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the securities.


THE OFFERED SECURITIES ARE     The offered securities are not a suitable
NOT SUITABLE INVESTMENTS       investment if you require a regular or
FOR ALL INVESTORS              predictable schedule of payments or payment on
                               any specific date. The offered securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

LIMITED LIQUIDITY MAY RESULT   There will be no market for the securities of any
IN DELAYS IN LIQUIDATIONS OR   series prior to its issuance, and there can be no
LOWER RETURNS                  assurance that a secondary market will develop,
                               or if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so.
                               Absent a secondary market for the securities you may experience a delay if you choose to sell your securities and the price you receive may be less than that which is offered for a comparable liquid security.

PAYMENTS ON SECURITIES ARE     The securities will be payable solely from the
LIMITED TO THE ASSETS          assets of the trust, including if applicable any
OF TRUST                       amounts available due to any enhancement. There
                               will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates. If payments from the assets of the trust become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

                               In addition, as specified in the prospectus supplement, trust assets and any funds remaining after making all payments due on the securities and other required payments may be released or remitted to the depositor, the seller, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

                               We refer you to "The Agreements--Assignment of Trust Assets."

ENHANCEMENT MAY BE             Although enhancement is intended to reduce the
INSUFFICIENT TO COVER LOSSES   risk of delinquent payments or losses to holders
                               of securities, the amount of the enhancement, if any, will be limited as described in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

                               We refer you to "Enhancement."

TIMING AND RATE OF             The yield to maturity experienced by a holder of
PREPAYMENTS MAY RESULT         securities may be affected by the rate of payment
IN LOWER YIELD                 of principal of the trust assets. An investor who
                               purchases a security at a discount may realize a lower yield if prepayments are less than anticipated. Conversely, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

                               - the extent of prepayments on the trust assets,
                                 which prepayments may be influenced by a variety of factors,

                               - the manner of allocating principal payments
                                 among the classes of securities as specified in the prospectus supplement and

                               - the exercise by the entitled party of any right
                                 of optional termination. Prepayments may also result from repurchases of these assets due to material breaches of the depositor's or the seller's warranties.

                               Since borrowers generally can prepay their loans at any time, the rate and timing of principal payments on the securities are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the rates on your securities. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the rate of your securities.

                               We refer you to "Description of the
                               Securities--Weighted Average Life of the
                               Securities."

                               Interest payable on the securities on a
                               distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

                               We refer you to "Description of the
                               Securities--Payments of Interest."

JUNIOR LIENS MAY RESULT IN     With respect to mortgages in the trust fund that
LOSSES IN FORECLOSURE          are junior liens, the proceeds from related
PROCEEDINGS                    liquidation, insurance or condemnation
                               proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs and any prior statutory liens. If the remaining proceeds are insufficient to pay the balance of the junior mortgage and enhancement is not available to cover the losses, then:

                               - there will be a delay in distributions to you
                                 while a deficiency judgment against the
                                 borrower is sought; and

                               - you may incur a loss if a deficiency judgment
                                 cannot be obtained.

                               A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or make payments on the senior mortgages in the event the mortgagor is in default. The trust will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

DECREASE IN VALUE OF
MORTGAGED
PROPERTY WOULD
DISPROPORTIONATELY
AFFECT JUNIOR LIENHOLDERS      There are several factors that could adversely
                               affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters or other events that are not necessarily covered by insurance, including earthquakes, floods and civil disturbances such as riots. That type of decline could extinguish the value of a junior interest in property before having any effect on the related senior interest.
                               If a decline in value occurs, the rates of delinquencies, foreclosure and losses on the affected mortgage loans may increase, resulting in losses in the securities.

COSTS FOR CLEANING
ENVIRONMENTALLY
CONTAMINATED PROPERTY MAY
RESULT
IN LOSSES                      Under state and federal laws, an environmentally
                               contaminated property may give rise to a lien on the property to assure the costs of cleanup.
                               These laws may also impute liability for cleanup costs to the lender under certain circumstances, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

                               We refer you to "Legal Aspects of the
                               Loans--Environmental Risks" in this prospectus for more detail.

STATE AND FEDERAL LAWS MAY
LIMIT
ABILITY TO COLLECT ON LOANS    Federal and state laws regulate interest rates
                               and other charges and require disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit collections on the loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and recession of the loan and could subject the trust to damages and administrative enforcement.

                               The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the contractor.

                               We refer you to "Legal Aspects of the Loans" in this prospectus for more detail.

RATING OF THE SECURITIES DOES
NOT
ASSURE PAYMENT                 It will be a condition to the issuance of the
                               offered securities that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement.
                               The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor.
                               There is no assurance that the ratings will remain in effect over the life of the securities, and they may be lowered or withdrawn.

                               We refer you to "Ratings" in this prospectus for more detail.

LIQUIDATION VALUE OF TRUST
ASSETS
MAY BE INSUFFICIENT TO
SATISFY ALL
CLAIMS AGAINST TRUST           There is no assurance that the market value of
                               the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be used to cover administrative costs before being used to make payments on the securities. The net proceeds may be insufficient to pay the principal and interest on the securities.

DISTRIBUTIONS AND RIGHTS OF
INVESTORS MAY BE ADVERSELY
AFFECTED BY INSOLVENCY OF
SELLER If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may attempt to reclaim the loans. Even if such an attempt were unsuccessful, it could result in delays in distributions to you.

SERVICER DOES NOT MONITOR
PAYMENT OF TAXES               Although the mortgage loans may require that each
                               borrower pay all property taxes on the related mortgaged property, the servicer has no obligation to monitor the payment of property taxes. If a borrower is delinquent in paying property taxes, a lien may be placed on the mortgaged property which would be senior in priority to the mortgage securing the related mortgage note. After any tax sale, the delinquent property taxes would be paid first out of any liquidation proceeds, and the remaining funds may be insufficient to satisfy the mortgage loan and any senior mortgage loan.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued under either a pooling and servicing agreement or a trust agreement, forms of which also have been filed as exhibits to the registration statement. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

     The following summaries, together with additional summaries under "The Agreements" in this prospectus, describe all of the material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

     Each series of securities will consist of one or more classes of securities, one or more of which may be:

     - compound interest securities,

     - fixed interest securities,

     - variable interest securities,

     - planned amortization class securities,

     - targeted amortization class securities,

     - accretion directed securities,

     - zero coupon securities,

     - principal only securities,

     - interest only securities, or

     - participation securities.

A series may also include one or more classes of subordinate securities.

     The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the prospectus supplement. Upon satisfaction of the conditions described in the prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the prospectus supplement. Payments may be made by check or wire transfer as described in the prospectus supplement. The final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

     Payments on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the prospectus supplement. Typically, all payments with respect to the trust assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available due to any other enhancement specified in the prospectus supplement will be deposited directly into a separate collection account established by the trustee or the servicer. The amount deposited to the collection account may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. Amounts on deposit in the collection account will be deposited into the distribution account and will be available to make payments on securities of a series on the next distribution date. See "The Trusts--Collection and Distribution Accounts."

PAYMENTS OF INTEREST

     The securities entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the prospectus supplement. Interest on a class of securities will be payable on the distribution date and in the priority specified in the prospectus supplement. The rate of interest on the securities may be fixed or variable or may change based on changes in the characteristics of the trust assets. Principal only securities will be entitled to either nominal or no interest distributions. Any interest on zero coupon securities that is not paid on a distribution date will accrue and be added to the principal balance.

PAYMENTS OF PRINCIPAL

     On each distribution date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in accordance with the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

     Interest only securities are entitled to either nominal or no principal distributions. Interest only securities may be assigned a notional amount, but that value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date with respect to each class of notes is the date by which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled distribution date for each class of securities will be specified in the prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of principal payment of the loans and the pooled securities in the trust. Since payments on the trust assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to the certificates, as a result of delinquencies, defaults and liquidations of the trust assets in the trust, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

SPECIAL REDEMPTION

     If specified in the prospectus supplement, in some cases, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In that event, the trustee will redeem the principal amount of securities that will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after the redemption.

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

OPTIONAL REDEMPTION, PURCHASE OF TRUST ASSETS OR SECURITIES, TERMINATION OF
TRUST

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the depositor, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. Prior notice of the redemption, purchase or termination must be given by the depositor or the trustee. The redemption, purchase or repurchase price will be described in the prospectus supplement. In the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the prospectus supplement will describe any other circumstances under which securityholders could be fully paid significantly earlier than if payments or distributions were based solely on the payment experience of the trust assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a security will typically be influenced by the rate at which the amount financed under the loans or the loans underlying the pooled securities, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.

     There is, however, no assurance that prepayments on the trust assets will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the interest rates on the loans or the loans underlying the pooled securities, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In addition, the weighted average life of the securities may be affected by the varying interest rates and maturities of the loans or underlying loans. If any loans or underlying loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments.

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

                                   THE TRUSTS

GENERAL

     The notes will be secured by the pledge of the assets of the trust, and the certificates will represent interests in the trust assets, or in a group of assets specified in the prospectus supplement. The trust of each series may include the following assets:

     - the loans;

     - mortgage and asset backed securities, which are referred to in this prospectus as the pooled securities;

     - amounts available from the reinvestment of payments on the trust assets as specified in the prospectus supplement;

     - enhancements, as described under "Enhancement";

     - properties that secured a loan but which are acquired by foreclosure or deed in lieu of foreclosure or repossession;

     - the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the prospectus supplement.

     The securities will be non-recourse obligations of the trust. Typically, the assets of each trust will serve as collateral for only one series of securities. Noteholders may only proceed against that collateral in the case of a default and may not proceed against any assets of the depositor, any of its affiliates or any assets of the trust not pledged to secure the notes.

     The loans and pooled securities for a series will be sold by the depositor to the trust. Pooled securities generally will be purchased by the depositor in secondary market transactions, not from the issuer of the securities or an affiliate of the issuer. Loans may be purchased by the depositor in privately negotiated transactions. Loans may be originated by or acquired from an affiliate of the depositor. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be an affiliate of the depositor and the seller.

     Prior to the initial offering of the related series of securities, each trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets contemplated in this prospectus and in the prospectus supplement and the related proceeds, issuing securities and making payments and distributions thereon and related activities. No trust is expected to have any source of capital other than its assets and any related enhancement. The depositor anticipates that each trust will be organized in either New York or Delaware.

THE LOANS

     The term "loans" as used in this prospectus includes mortgage loans, which may be closed-end home equity loans, revolving credit line home equity loans--also called home equity lines of credit or "HELOCs"--and mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts.

     Mortgage Loans.

     The property which secures repayment of the mortgage loans is referred to as the "mortgaged properties". The mortgage loans may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

     As more fully described in the prospectus supplement, interest on each HELOC is generally computed and payable monthly on an average outstanding principal balance of the mortgage loan, as

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

specified in the Agreement. Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the prospectus supplement or repaid from time to time. The HELOCs may be subject to an early termination fee. If specified in the prospectus supplement, new draws by borrowers under the HELOCs will automatically become part of the trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances. The amounts of the draws and payments will usually differ each day, as more specifically described in the prospectus supplement.

     Typically, the full principal amount of a closed-end loan is advanced at origination of the loan and is repayable in equal or substantially equal installments of an amount sufficient to fully amortize the loan at its stated maturity.

     As more fully described in the prospectus supplement, interest on each mortgage loan is calculated on the basis of an average outstanding principal balance of the loan multiplied by its interest rate and further multiplied by a fraction described in the prospectus supplement. The interest on the mortgage loans may be calculated using the simple interest method, in which the portion of each monthly payment allocated to interest depends upon the actual number of days elapsed since the date of last payment. The original terms to stated maturity of the loans usually will not exceed 360 months. The loans for a series may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The loans for a series may also include loans that do not have a specified stated maturity.

     The mortgaged properties will include primarily single family properties. The mortgaged properties may consist of:

     - detached single family dwellings,

     - two to four family dwellings,

     - individual condominiums and cooperative apartments,

     - townhouses,

     - duplexes,

     - row houses, and

     - individual units in planned unit developments.

As specified in the prospectus supplement, each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term of years that ends after the maturity of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include non-owner occupied investment properties and vacation and second homes. The mortgaged properties may also include a small portion--no more than 5%--of mixed-use properties that are partly income producing non-residential properties. At least 50% of the square footage of each of these properties are residential. Also subject to the 5% limitation are properties containing five or more residential units and no non-residential space. These mixed-use properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase. Some loans secured by mixed-use properties may also incorporate personal guarantees and pledged liens on chattel paper as collateral.

     Typically, mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

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

     The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans are secured by a single family property that is owner-occupied usually is either:

     - the making of a representation by the mortgagor at origination of the loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     - a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

     The initial combined loan-to-value ratio of a loan is computed in the manner described in the prospectus supplement and will take into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts.

     The trust assets for a series may consist of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. The home improvement installment sales contracts and installment loan agreements will be less than 10% of the amount of trust assets as of the cut-off date. The home improvement contracts will either be unsecured or secured by the mortgages primarily on single family properties which are usually subordinate to other mortgages on the same mortgaged property or by purchase money security interests in home improvements. The home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

     Additional Information.

     The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

     Some loans may be delinquent upon transfer to the trust. Additional loans may be periodically added to the trust, or will be repurchased automatically if the asset is not an eligible asset, as described in the prospectus supplement.

     The prospectus supplement for each series will provide information on the trust assets as of the date specified in the prospectus supplement, including, among other things, and to the extent relevant:

          (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;

          (b) the range and weighted average of credit limits, if any;

          (c) the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates, margins and the lifetime rate caps, if any, and the indices;

          (d) the range and average outstanding principal balance of the loans;

          (e) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

          (f) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

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

          (g) the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

          (h) any special hazard insurance policy, bankruptcy bond or other enhancement relating to the loans;

          (i) the percentage, by principal balance as of the cut-off date, of loans that are secured by mortgaged properties, home improvements or are unsecured;

          (j) the geographic distribution of the mortgaged properties securing the loans;

          (k) the percentage of loans, by principal balance as of the cut-off date, that are secured by each category of mortgaged properties;

          (l) the lien priority of the loans;

          (m) the credit limit utilization rate of any HELOCs; and

          (n) the delinquency status and year of origination of the loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described in the previous paragraph will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the securities.

POOLED SECURITIES

     Trust assets may include mortgage or asset backed securities issued by either private entities or by governmental entities, such as Ginnie Mae, Freddie Mac, Fannie Mae, the Federal Housing Authority and the Veterans Administration. The underlying assets of these pooled securities will be substantially similar to the trust assets described in this prospectus. The prospectus supplement will describe the material characteristics of the pooled securities and the material characteristics of the underlying assets.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of any initial deposits of cash, any amounts attributable to enhancements, any amounts received with respect to the trust assets and any reinvestment income earned on those amounts. Amounts on deposit in the collection account will be used to pay the expenses of the trust and to make a deposit into the distribution account for distribution to securityholders. Amounts deposited in the distribution account will be used primarily for the payment of the securities and the expenses of the trust not otherwise covered.

     Excess funds in the collection account may be paid over to the servicer, the depositor, the seller, any provider of enhancement with respect to the series or any other entitled person in the manner and at the times established in the prospectus supplement. The funds in the collection and distribution accounts will be invested in Eligible Investments usually maturing no later than the next distribution date. In no case will Eligible Investments mature later than one year after their purchase. "Eligible Investments" will include:

     - obligations of the United States and government agencies,

     - federal funds,

     - certificates of deposit,

     - commercial paper,

     - demand and time deposits and banker's acceptances,

     - repurchase agreements of United States government securities, and

     - guaranteed investment contracts.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn under any deposit agreement or minimum principal payment agreement as specified in the prospectus supplement.

                                  ENHANCEMENT

GENERAL

     A series of securities may include enhancement for some or all securityholders.

     Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the prospectus supplement. The enhancements may be structured so as to protect against losses relating to more than one trust.

     The specific terms and details of any enhancement in a series will be described in the prospectus supplement.

SUBORDINATE SECURITIES

     Enhancement for a series may consist of one or more classes of subordinate securities. Generally, the rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of more senior securities and will suffer losses prior to more senior securities.

INSURANCE

     Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the trust assets.

     Pool Insurance Policy.

     A pool insurance policy will cover most losses caused by default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. Generally, a pool insurance policy will cover an amount equal to a percentage of the loan balance on the cut-off date. Any payment under a pool insurance policy will reduce the amount of coverage remaining.

     Special Hazard Insurance Policy.

     Although the terms of special hazard insurance policies vary to some degree, they typically provide that, where there has been damage to property securing a defaulted or foreclosed loan and title to which has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of:

          (a) the cost of repair or replacement of the property, or

          (b) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property.

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

If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area, chemical contamination and some other risks.

     Restoration of the property with the proceeds described under clause (a) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (b) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond.

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the value so assigned to the property by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." A bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover unpaid interest on the amount of a principal reduction of that type from the date of the filing of a bankruptcy petition. Typically, the aggregate amount of coverage will be reduced by payments made under the bankruptcy bond and will not be restored.

RESERVE FUNDS

     A reserve fund may be established for the deposit of cash, letters of credit, cash collateral accounts, Eligible Investments, or other instruments. A reserve fund may also be funded over time through application of all or a portion of the excess cash flow from the trust assets.

     Amounts on deposit in a reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse enhancers and for other purposes as described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     The depositor may enter into a minimum principal payment agreement with an entity under which the entity will provide payments on the securities in the event that collections on the trust assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

     The depositor may enter into a guaranteed investment contract or an investment agreement, or a "deposit agreement" under which amounts held in the collection account, the distribution account or in any reserve fund would be invested with an entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that the cash, together with the investment income, can be applied to future distributions on one or more classes of securities.

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

DERIVATIVE PRODUCTS

     Derivative products may be included as assets of the trust. Derivative products may consist of swaps to convert floating or fixed rate payments into fixed or floating rate payments, and cap or floor agreements to provide protection against changes in floating rates of interest payable on the trust assets or the securities. Derivative products will not be the primary source of payments for the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     A trust may also include other forms of insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

     - maintaining timely payments to securityholders or providing additional protection against losses on the trust assets,

     - paying administrative expenses, or

     - establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

                          FLEET HOME EQUITY LOAN, LLC

     Fleet Home Equity Loan, LLC, the depositor, is a limited liability company that was formed on April 27, 2001 in accordance with the laws of the State of Delaware. The depositor is a wholly owned subsidiary of Fleet National Bank. The depositor was formed for the limited purpose of purchasing, holding, owning and selling interests in loans and engaging in any activities incidental to, and necessary or convenient for the accomplishment of, such purposes.

     The principal office of the depositor is located at 100 Federal Street, Boston, Massachusetts 02110, telephone number (617) 434-2200.

                              FLEET NATIONAL BANK

GENERAL

     Fleet National Bank (the "Bank"), a seller and a servicer, is a wholly owned subsidiary of FleetBoston Financial Corporation ("FleetBoston"), a diversified financial services company organized under the laws of Rhode Island and registered under the Bank Holding Company Act. The Bank is a national banking association organized under the laws of the United States, and is the successor to a number of banking institutions, the first of which was chartered in 1784. All of the capital stock of the Bank is owned by FleetBoston. FleetBoston's common stock is listed on the New York and Boston stock exchanges. The notes or certificates are obligations of the trust and do not represent interests in or obligations of the depositor, the Bank, FleetBoston or any affiliate thereof.

     The principal office of FleetBoston is located at 100 Federal Street, Boston, Massachusetts 02110, telephone number (617) 434-2200.

     The information presented in this section is specific to the Bank and all references to loans in this section are to the loans that are originated or underwritten in accordance with the Bank's guidelines. If the Bank is not the seller to the depositor or if the loans were not originated by the Bank, the material information with respect to that seller and the origination processes and underwriting guidelines applicable to those loans will be detailed in the prospectus supplement.

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

LOAN PROGRAM

     The loans will have been originated by the Bank, either directly, or through affiliates. The loans will have been originated in accordance with the underwriting criteria specified under "Credit and Underwriting Guidelines" and as further described in the related prospectus supplement.

     The Bank, through its affiliated banks, has originated adjustable rate HELOCs since the early 1980's. The Bank's HELOCs are principally loans secured by second liens on single family residences, condominiums and second/vacation homes, although some non-purchase loans are secured by first or third position liens. The Bank produces these lines primarily through the Consumer Lending Group ("CLG") which originates loans through a network of retail branch offices and direct solicitations to consumers. The Retail Distribution Group ("RDG") maintains the origination channels to sell products as discussed in the section "Product Management and Marketing". The RDG and the CLG work together to develop specific sales and acquisition strategies using a number of external data sources to identify potential opportunities. The CLG is ultimately responsible for providing the procedure manuals, underwriting guidelines, promotional materials and management information systems enhancements necessary to facilitate the program's originations. CLG remains responsible for the origination, underwriting and funding of all of the lines. Additional information about underwriting criteria is included below under the caption "Credit and Underwriting Guidelines".

     The CLG is also responsible for establishing the policies and guidelines used by the Loan Servicing Department to service the originations. This department is a part of CLG. For more information about the servicing department, see "--Loan Servicing".

PRODUCT MANAGEMENT AND MARKETING

     HELOCs were or will be originated utilizing a variety of marketing strategies and product delivery channels. Product management and marketing activities are conducted on a national level, with periodic adjustments in response to local market competitive offerings and pricing practices. Marketing strategies may include a combination of radio, newspaper, outdoor media, direct mailings to existing and prospective customers, banking center merchandising, television and other sales supporting tools. Applications may be received from RDG or other Bank affiliate channels such as the Bank's first mortgage group and Quick and Reilly, Inc.

     Marketing activities include advertising, merchandising, and direct mail campaigns. Advertising and merchandising support the traditional branch and telephone solicitation channels. Direct mail campaigns to solicit HELOC applicants began in 1995. The direct mail process generally begins with statistical modeling in conjunction with outside vendors to determine the most appropriate targets for the HELOC product. Pilot programs and test marketing efforts are also done on a small scale to determine the potential of new market areas. This effort is supported by two telemarketing areas, and retail branches. Solicitation methods include:

     - direct mail campaigns focused on cross-selling CLG's HELOC product to existing retail customers including deposit, first mortgage, credit card, and brokerage customers;

     - mailing solicitations for HELOCs to prospective customers, and

     - follow-up telemarketing through two regional telemarketing locations and one or more overflow locations.

Customers and prospects are pre-selected on the basis of proprietary scoring models developed by Fair, Isaac and Co., Inc. ("FICO score"), an independent firm experienced in developing credit scoring models, and applying a specified cutoff criteria as well as other credit risk screens based on internal credit risk analyses. In addition, from time to time invitation-to-apply offers may be mailed to customers or prospects whose applications are then processed through standard underwriting procedures.

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

CLG HOME EQUITY LINES OF CREDIT

     HELOCs generally are variable rate, open-ended, revolving lines of credit secured by a lien position against the available equity of a borrower's related residential real estate mortgaged property. A borrower may draw on a HELOC by writing a check or receiving a substitute check from a branch, Homelink (a FleetBoston Financial Corporation internet product), or by requesting funds to be transferred to a pre-authorized depository account.

     HELOCs originated by CLG are secured by a lien on the related mortgaged property subject to maximum CLTV limitations. Beginning in January 1999, CLG offers its customers credit lines that allow them to borrow against the value of the real estate up to 100% of the property's value. CLG has primarily three programs: FleetLine 80, FleetLine 90 and FleetLine 100. These lines have maximum CLTVs as specified in the table below.

PRODUCT                                                       MAXIMUM CLTV
-------                                                       ------------
FLEETLINE 80
Primary Residence...........................................     80.99%
Condominiums................................................     70.99%
Second Home.................................................     65.99%
FLEETLINE 90
Primary Residence...........................................     89.99%
Condominiums................................................     80.99%
Second Home.................................................     75.99%
FLEETLINE 100
Primary Residence...........................................       100%
Condominiums................................................     89.99%
Second Home.................................................     85.99%

     The contractual term of a HELOC generally consists of a draw period, a revolving open-ended period during which borrowings may be made periodically, and a repayment period, during which the contract converts to a fixed principal payment, variable rate, amortizing closed-ended loan. The contractual term of the draw period under the current Bank programs is generally comprised of three renewable five year terms (two renewable five year terms in Connecticut and one five year term in Tennessee). Generally, there is no minimum draw amount. At the end of the draw period, which in any event will not exceed fifteen years, the repayment period begins. Currently, the outstanding balance of loans are repaid in monthly installments equal to 1/180th of the outstanding balance of the loans at the end of the draw period plus interest.

     During the draw period, the minimum monthly payment due is equal to the finance charges on the outstanding balance of the account during the billing period plus insurance and other fees. The minimum payment during the repayment period will generally equal the sum of interest accrued on the outstanding balance during the billing period plus 1/180th of the outstanding principal balance of the line at the end of the draw period plus other fees. If a HELOC is repaid in full and terminated within one year (two years in New Hampshire, Massachusetts, Connecticut and Florida), the borrower is generally required to pay an early termination fee. Late charges are imposed on past due accounts. Terms and amounts of late charges vary by state.

     CLG customers have several channels through which payments can be made to their account, including but not limited to:

     - payment by check to lockbox remittance processing centers,

     - through Homelink,

     - payments by check submitted to tellers at local branches,

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

     - automated debits to pre-authorized depository accounts,

     - automated teller machines,

     - by mail,

     - through the automated voice response unit phone system, and

     - through America Online, Inc. or other internet check writing service providers.

     Interest rates for HELOCs are established according to the products described in the preceding chart and are the responsibility of CLG. Factors considered in the price setting process include, among other things, targeted product profitability and related returns, market competition, market penetration, trends in market interest rates, and potential credit losses. Pricing is based on the type of product (FleetLine 80, 90 or 100), the CLTV, the creditworthiness of the borrower and the credit limit of the account being originated.

     In general, HELOCs bear interest at a variable rate, subject to a maximum per annum interest rate depending upon governing state laws. Currently, the interest rates on the HELOCs generally reset monthly on the first day of a customer's billing cycle following a rate change. The daily periodic rate is 1/365th (1/366th in the case of leap years) of the annual percentage rate, which represents the sum of a contractual defined index plus a fixed percentage specified in the related credit line agreement. Interest is calculated at a rate applied to an average outstanding balance, as specified in the credit line agreement, of the account for each day of the billing cycle. The index for the majority of loans originated is the prime rate as published by the Wall Street Journal for the day that the loan resets. If more than one prime rate is published, the highest rate will be used. No application fees or closing costs are charged to the customer. The payment due date is determined by the loan booking date, which varies throughout the month. The billing period is the calendar month preceding the statement date.

CREDIT AND UNDERWRITING GUIDELINES

     The following is a description of the CLG's current HELOC underwriting standards. CLG's underwriting standards may change from time to time. HELOCs originated through CLG are subject to standardized underwriting criteria and approval processes. HELOCs are underwritten with a minimum credit limit of $7,500 up to a maximum credit limit of $500,000, with CLTVs up to and including 100%. Product maximums and CLTV maximums are contingent upon risk assessment criteria which take FICO score, debt-to-income and CLTV into consideration. Condominium residences may be financed up to 89.99% CLTV, and second/vacation homes may be financed up to 85.99% CLTV. Generally all HELOCs are in a second lien position; however, some (non-purchase) first position liens and third positions may exist.

     Each applicant for a HELOC is required to complete an application, which generally lists the applicant's mortgage liabilities, income, employment history and other demographic and personal information. A customer may submit an application through one of several distribution channels including branch, telephone banking unit, mortgage broker, U.S. mail or through the Internet. Once the application is received by the Bank's centralized underwriting department, Consumer Credit Origination, a department within CLG located in Farmington, Connecticut, and the data is entered into the application processing system, if all necessary information is provided, a credit report is retrieved on-line. The credit bureau report, along with the applicant's representation of collateral value and income (where required) are systematically analyzed to determine whether the application is denied, sent on for contingency processing (title, flood, appraisal) or routed to an underwriter for further review. The contingency processing and underwriting review are part of CLG's underwriting activities managed by Consumer Credit Originations, utilizing policies developed and monitored jointly with CLG's Credit Performance Management.

     The credit approval process utilizes credit scoring and related techniques and subjective assessments by experienced underwriters. Underwriters analyze the equity position of the requested loan (including both the priority of the lien and the CLTV) and the applicant's creditworthiness. The evaluation of creditworthiness is designed to assess the applicant's ability and willingness to repay the loan. Specific requirements relating to the evaluation are outlined in the risk assessment criteria matrices developed by Credit Performance Management, which are automated with the application processing system wherever possible. This evaluation primarily consists of:

     - reviewing and verifying customer information;

     - obtaining and reviewing an independent credit bureau report;

     - reviewing the applicant's FICO score and, if applicable, the Bank's proprietary custom credit score;

     - reviewing and verifying the applicant's employment and reported income through a review of recent W-2's, pay stubs, assessments of tax returns and financial statements, when required;

     - evaluating the applicant's gross debt to income ratio;

     - reviewing the title status either by a written title search or insured title policy to ensure that all liens (including mortgaged property taxes), except for senior liens, are paid off prior to or at time of settlement of the loan;

     - obtaining and evaluating the value of the real estate through independent appraisals or valuations; and

     - evaluating flood risk and verifying flood insurance coverage, if applicable.

     Credit bureau information is reviewed for minimum acceptable credit scores and consistent record of timely payments and to identify any major negative events such as bankruptcy, repossession, foreclosure or a delinquency of greater than 90 days, that have occurred within the past 5 years. Minimum acceptable FICO scores are established through an on-going risk management and credit scoring process.

     In an effort to expedite the loan process and improve customer service, automated links through the application processing system to specific vendors (title, flood, appraisal and credit bureaus) are used, when available. All loans, whether processed entirely in automated fashion or with manual intervention, are subject to all the policies, procedures and authorization controls required by CLG's underwriting standards.

     Currently, the extent of required income verification is determined based on an applicant's assessed credit risk (determined by credit score), loan amount, whether or not self-employed, and the extent of unearned income. If income verification is required, the following criteria are generally utilized. If salaried, income is verified through W-2's or current pay stubs. For applicants with superior credit risk assessments (FICO score greater than the CLG's custom score), income is requested and placed in the customer's file, but is not part of the decision making process. Income verification is required for all other applicants, and if an applicant is self-employed, two previous years of tax returns are required.

     Currently, a gross debt to income ratio test is applied to each applicant by dividing the applicant's monthly payments on all existing obligations, including the proposed HELOC payment (based on a fully funded balance), by the applicant's gross monthly income. Maximum ratios are assigned by CLTV as follows:

     - 55.99% for up to 80% CLTV,

     - 50.99% for up to 90% CLTV, and

     - 45.99% for up to 100% CLTV.

     Valuation methods are based upon the amount requested by the applicant and the expected CLTV. Appraisal values are generally determined in one of several methods:

     - an appraisal completed on Fannie Mae form 1004 ("Uniform Residential Appraisal Request"), consisting of a complete inspection by a qualified appraiser which is usually performed if the amount of the HELOC requested by the applicant is greater than $250,000,

     - by reference to the assessed value of the related real estate mortgaged property shown on the tax records of applicable governing units, if the mortgaged property is located in a county and State in which CLG, in its discretion, has determined that the assessed value is a reliable indicator of the appraised value of the mortgaged property,

     - a "drive-by" appraisal, completed on Freddie Mac form 704, consisting of an evaluation of comparable properties on the basis of a visual inspection of the exterior of the related real estate mortgaged property, or

     - a broker's price opinion of automated appraisal techniques utilizing pre-approved national vendors to validate and verify valuations of the related real estate properties. To qualify for automated appraisals, the requested loan amount must be less than $250,000.

     A title search is performed covering at least the period from the conveyance of the related real estate mortgaged property to the applicant from the last owner before the applicant. A full title search may be requested depending upon the loan amount requested by the applicant. Currently, title insurance is not required to be obtained by the borrower unless title defects are identified or the requested loan amount exceeds $1,000,000.

     CLG requires a flood determination on all HELOCs. Flood insurance, with the Bank named as loss payee, is required on all properties located in a Special Flood Hazard Area as determined by the Federal Emergency Management Agency, in an amount at least equal to the lesser of the total encumbrances up to the maximum allowed under the National Flood Insurance Program, or replacement coverage or value of the dwelling and improvements as defined by the evaluation method used. Proof of flood insurance is required by providing either a copy of the existing flood insurance policy or a copy of the application for flood insurance and related proof of payment. Any mortgaged property located in a flood zone is monitored until maturity.

     In addition, adequate fire and casualty insurance coverage is required on all dwellings and structural improvements with the appropriate affiliated bank named as loss payee on all policies. The minimum coverage is the lesser of total encumbrances or replacement coverage, or value of the dwelling and improvements. No HELOC may close without a properly completed agreement to provide insurance coverage. Verbal confirmation from the agent is required. Once verification has taken place, no additional monitoring or forced placement is performed.

QUALITY CONTROL

     CLG has implemented an internal quality control process to ensure adherence to policies and underwriting standards. The quality control process includes self-audits of underwriting decisions, real estate verification processes, documentation and other activities on samples of applications and approved loans and is performed on a regular basis by Credit Performance Management and CLG, as appropriate. Credit policy exceptions are monitored regularly by senior management of Credit Performance Management and CLG, as appropriate.

     CLG and Credit Performance Management perform an ongoing review and monitoring of the Bank's automated and centralized consumer lending process. Credit Performance Management managers and review analysts are also all experienced underwriters. The review process determines that lenders' decisions are rendered in compliance with CLG consumer lending policy, Credit Performance Management risk acceptance criteria, CLG underwriting procedures, and fair lending laws and regulations. All applications selected for review are re-underwritten by an analyst. The required conditions to closing such as the title report and appraisal as well as the verifications are examined.

LOAN SERVICING

     The Bank's loan servicing operations are centrally located in Utica, New York. The functions performed by the Bank's loan servicing operations include: producing borrower billing statements, posting of payments received, collateral verification, post-closing quality control, account research and processing of paid-off accounts.

     Information on newly originated home equity lines of credit is electronically transferred daily from the application processing system to the consumer loan account system. Data integrity audits are performed daily on a subset of all lines of credit originated on such day. The audit process includes a review of borrower, property and loan balance information.

     As a part of the servicing process, all borrower draw requests are reviewed to ensure that the borrower's account is current and that the draw request will not cause the outstanding balance to exceed the borrower's credit limit. To protect borrowers, controls have been implemented which restrict unauthorized access to account data and balance information.

COLLECTIONS

     The Bank's Collection Servicing area is located in West Seneca, N.Y. Prior to November 1, 2000, the Bank's collections on HELOC accounts were based upon stage of delinquency and FICO score strategies for high risk customers. Beginning in November 2000, the Bank began employing a strategy that prioritized collections based on FICO score. Generally, at 10 days past due, an account is moved from the consumer loan account system to the Bank's Collection Management System which is utilized to manage the timing and extent of collection efforts. The Collections Manager uses the Collection Management System to define a variety of effective and efficient collection strategies by stratifying delinquent accounts based on borrower FICO score, balance criteria and days past due.

     Accounts tagged as high risk due to their most current FICO score receive intensified collection activity based upon their balance and days past-due-criteria. Depending on the collection history, the Collection Management System typically tracks a history of collections efforts, borrower responses, as well as relevant property information.

     Typically, demand letters are sent to all borrowers at approximately 35 days delinquent for all high risk accounts, and 80 days delinquent for low risk accounts. HELOCs are typically closed to further draws at approximately 60 days delinquent and placed in non-accrual status at 180 days delinquent. An equity associate typically orders a property valuation when an account is between 65-70 days delinquent for high risk accounts, and 100 days delinquent for low risk accounts. A collection supervisor or above must approve the ordering of such property valuation. By the time the account reaches 120 days delinquent, an equity analysis is completed by an equity associate and the decision to either refer the loan to the Foreclosure Department or charge-off the loan is made by a collection supervisor or a more senior officer. The amount charged-off takes into account all anticipated liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses).

     Once referred to the Bank's Foreclosure Department, a foreclosure specialist will obtain an updated property valuation, which may be an appraisal or broker's price opinion or other type of calculation as appropriate in the determination of the foreclosure specialist, if the appraisal in the file was not produced within 12 months of borrower default. Generally, at 180 days past due, such appraisal will be used as a basis for a write-down on the loan to 80% of the loan to value. In addition, the foreclosure specialist will prepare and send a foreclosure package to the foreclosure attorney approved for processing. The foreclosure specialist assigned to the account will monitor the process with the attorney. In the event of buying out a first mortgage lien, the foreclosure specialist will obtain the foreclosure manager's approval. All short sale requests will require the foreclosure manager's approval including the customer's acknowledgement to pay on the deficiency balance when applicable. Upon securing title to the property, the foreclosure specialist will transfer the account to the Managed Asset Department for the lower of the appraised value or net book balance. Any additional charge off will be taken prior to the transfer to the Managed Asset Department and would take into account all anticipated liquidation expenses (such as legal fees, real estate taxes, maintenance and preservation expenses).

     The Managed Asset Department is responsible for re-marketing and liquidating properties obtained through foreclosure or deed in lieu of foreclosure. Upon receiving these properties, the Managed Asset Department will obtain an interior appraisal, and process an additional write-down if necessary. If the mortgaged property was subject to a senior lien, the Managed Asset Department is responsible to pay off the senior lienholder at the time of the property transfer. If it is determined that the cost of maintaining or paying off the senior lien exceeds the economic benefit of taking title, the Bank will generally charge-off the entire unpaid principal amount of the loan and pursue other collection efforts.

     The Bank's servicing, collections and charge-off practices may change over time in accordance with, among other things, the Consumer Lending Group's business judgment, changes in the portfolio and applicable laws and regulations.

                               SERVICING OF LOANS

GENERAL

     The servicer will provide servicing functions with respect to the trust assets under a servicing agreement or a pooling and servicing agreement. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. The servicer may also act as custodian, responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related Agreement for a series and any applicable enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion:

     - waive any assumption fee, late payment charge, or other charge in connection with a loan, and

     - to the extent provided in the related Agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on the loan.

     The servicer, to the extent permitted by law, may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. If loans do not require those payments under the loan documents, the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of:

     - taxes,

     - assessments,

     - mortgage and hazard insurance,

     - refunds to obligors of amounts determined to be overages,

     - interest to obligors on balances in the escrow account to the extent required by law,

     - amounts to repair or otherwise protect the property securing the related loan, and

     - amounts to clear and terminate the escrow account.

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

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT; LOAN PAYMENT RECORD

     Except as described below in connection with a loan payment record, the trustee or the servicer will establish the collection account in the name of the trustee. Typically, the collection account will be an account maintained:

     - at a depository institution satisfactory to each rating agency rating the securities or

     - in accounts the deposits of which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested in Eligible Investments. If so specified in the prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     As specified in the prospectus supplement, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date. In addition, after the closing date, within the time period specified in the prospectus supplement after the date of receipt, the servicer, the trustee, the depositor or the seller, as appropriate, will deposit into the collection account the following payments and collections received or made by it, other than in respect of principal of and interest on the trust assets due on or before the cut-off date:

     - all payments on account of principal, including prepayments, on the trust assets;

     - all payments on account of interest on the trust assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related Agreement, the servicing fee;

     - all amounts received by the servicer in connection with the liquidation of trust assets or property acquired in respect of liquidation, whether through foreclosure sale, repossession or otherwise, including payments in connection with the trust assets received from the obligor, other than amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise by law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related Agreement, the servicing fee, if any;

     - all proceeds under any title insurance, hazard insurance or other insurance policy covering any trust asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related Agreement;

     - all amounts required to be deposited from any applicable reserve fund under the related Agreement;

     - all advances of delinquent payments of principal and interest on a loan or of other payments specified in the Agreement made by the servicer as required under the related Agreement; and

     - all repurchase prices of any trust assets repurchased by the servicer, the depositor or the seller under the related Agreement.

     Typically, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

     - to reimburse itself for advances made by it under the related Agreement; the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans, including for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

     - to the extent provided in the related Agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which the advance was made or from liquidation proceeds or the proceeds of insurance policies;

     - to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after the reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

     - in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the related Agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related Agreement;

     - to reimburse itself for expenses incurred by and recoverable by or reimbursable to it under the related Agreement;

     - to pay to the applicable person with respect to each trust asset that has been repurchased or removed from the trust by the servicer, the depositor or the seller under the related Agreement, all amounts received in respect of the trust asset and not distributed as of the date on which the related repurchase price was determined;

     - to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the securityholders of the series in the amounts and in the manner provided for in the related Agreement; and

     - to clear and terminate the collection account under the related
       Agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited, it may, at any time, withdraw the amount from the collection account.

     If permitted under the terms of the related Agreement and described in the prospectus supplement, the servicer will maintain collections on the trust assets as part of its general funds until the business day prior to a distribution date. The servicer will deposit such collections to the distribution account on the business day prior to each distribution date. In this case, the servicer will record on a loan payment record the amount received for each category of deposit described above. In addition, the servicer will make a similar record of each deduction for each category of withdrawal as described above, from the amounts received in respect of the trust assets.

ADVANCES AND LIMITATIONS

     The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may be obligated to make advances of, among other things, delinquent payments of interest and principal, and those obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account, distribution account, or from a specified reserve fund.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance.

     Except as specified in the prospectus supplement, the servicer will be required to maintain or cause the obligor to agree to acquire and maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. The servicer is not required to verify that the obligor actually complies with this provision. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. The standard form of fire and extended coverage policy typically will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, as limited by each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms are usually determined by state law but will be similar in many respects. Most hazard insurance policies typically do not cover any physical damage resulting from:

     - war,

     - revolution,

     - governmental actions,

     - floods and other water-related causes,

     - earth movement, including earthquakes, landslides, and mudflows,

     - nuclear reaction,

     - wet or dry rot,

     - vermin,

     - rodents,

     - insects or domestic animals,

     - theft, and

     - in some cases, vandalism.

The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to securityholders. When a property securing a loan is located in a flood area identified by HUD under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available and, if the insurance is placed by the servicer, the associated premiums may be added to the balance of the related loan.

     The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, usually 80% to 90%, of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of:

     - the actual cash value, i.e., the replacement cost less physical depreciation, of the property, including the improvements, if any, damaged or destroyed or

     - the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Typically, coverage will be in an amount at least equal to the greater of the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy and the outstanding principal balance of the related loan. The servicer typically will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than under the applicable laws and regulations as shall at any time be in force and shall require that additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the loans that come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

     In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

     - the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and

     - the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary in this prospectus, in the case of a trust for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of the property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and none of the servicer, the depositor or the seller will be required to do so.

     The servicer may arrange with the obligor on a defaulted loan, a modification of the loan to the extent provided in the prospectus supplement. Those modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions set forth in the prospectus supplement.

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

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, by which the person becomes liable under the loan and by which the original obligor is released from liability and the person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to a periodic fee as servicing compensation in an amount described in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

     When an obligor makes a principal prepayment in full between due dates on a loan, the obligor will usually be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan less the servicing fee. If the aggregate amount of the shortfalls in a month exceeds the servicing fee for that month, a shortfall to securityholders may occur.

     The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related securityholders will suffer no loss by reason of those expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the insurance policies or if coverage has been exhausted, the securityholders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to securityholders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan. This right of reimbursement is prior to the rights of the securityholders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement.

     The rights of the servicer to receive funds from the collection account, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, typically are not subordinate to the rights of securityholders of the series.

EVIDENCE AS TO COMPLIANCE

     If specified in the prospectus supplement, the applicable Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for exceptions the firm believes to be immaterial and any other exceptions that are set forth in the statement.

     If specified in the prospectus supplement, the applicable Agreement for each series will also provide for delivery to the trustee an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

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

TERMINATION AND LIABILITY OF THE SERVICER

     In the event of an event of default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the Agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

     The servicer usually does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor servicer accepting the assignment or delegation:

     - services similar loans in the ordinary course of its business,

     - is reasonably satisfactory to the trustee for the related series,

     - has a net worth of not less than the amount specified in the related Agreement,

     - would not cause any rating agency's rating of the securities for each series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

     - executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth in this paragraph; however, in that case, the assigning servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor servicer. However, the servicer may have the right to enter into subservicing arrangements which will be referred to in the related Agreement. Any arrangement will not relieve the servicer from its obligations under the servicing agreement.

     Typically, each Agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust, the depositor, the seller or the securityholders for any action taken or for failing to take any action in good faith under the related Agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against:

     - any breach of warranty or representations made under the Agreement,

     - the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or

     - liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties.

Each Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the related Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is unrelated to its servicing responsibilities under the Agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust and the servicer may be entitled to be reimbursed out of the collection account.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF TRUST ASSETS

     General.

     At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the trust assets and other property to be transferred to the trust for a series. The assignment will usually include all principal and interest due on the trust assets after the cut-off date specified in the prospectus supplement. The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Loans.

     Typically, except as described below, the depositor will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in recordable form. In the case of any mortgage not returned from the public recording office, a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to the recording office. If specified in the prospectus supplement, the seller may retain possession of such documents until the occurrence of a specified event at which time the documents will be required to be delivered to the trustee or a custodian. The trustee or a custodian or the seller will hold the documents in trust for the benefit of the securityholders.

     The depositor will, as to each home improvement contract, deliver or cause to be delivered to the trustee or the custodian or the seller will retain, until the occurrence of a specified event, the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will execute or cause the seller to execute a UCC-1 financing statement identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Usually, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans--The Home Improvement Contracts."

     With respect to loans secured by mortgages, if so specified in the prospectus supplement, the depositor will, at the time of issuance of the securities or if specified in the related prospectus supplement upon the occurrence of a specified event, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records except in states where such recordation is not required by the rating agencies rating the securities and, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor or the seller will cause the assignments to be recorded within the time after issuance of the securities as is specified in the

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

prospectus supplement, in which event, the Agreement may require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described under "--Repurchase and Substitution of Defective Trust Assets" with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage to be recorded.

     Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. The loan schedule will specify, among other things, with respect to each loan:

     - type of loan;

     - the original principal amount and unpaid principal balance as of the cut-off date;

     - the current interest rate;

     - the current scheduled payment of principal and interest;

     - the maturity date, if any, of the related note; and,

     - if the loan is an adjustable rate loan,

     - the lifetime cap and floor, if any,

     - the periodic cap and floor, if any,

     - the current index, if applicable, and

     - credit limit, if applicable.

     Assignment of Pooled Securities.

     The depositor will cause the pooled securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated pooled securities. The trustee will not be in possession of or be an assignee of record of any underlying assets for a pooled security. See "The Trusts--Pooled Securities." Each pooled security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each pooled security conveyed to the trust. In the Agreement, the depositor will represent and warrant to the trustee regarding the pooled securities:

     - that the information contained in the schedule is true and correct in all material respects;

     - that, immediately prior to the conveyance of the pooled securities, the depositor had good title, and was the sole owner of the pooled securities;

     - that there has been no other sale by it of the pooled securities; and

     - that there is no existing lien, charge, security interest or other encumbrance on the pooled securities.

     Repurchase and Substitution of Defective Trust Assets.

     If any document in the file relating to the trust assets delivered to the trustee or custodian is found by the trustee within the time period specified in the Agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the

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

seller does not cure the defect, the seller will repurchase the trust asset or any related property from the trustee at a price equal to:

          (a) the lesser of:

        - the outstanding principal balance of the trust asset and

        - the trust's federal income tax basis in the trust asset and

          (b) accrued and unpaid interest to the date of the next scheduled payment on the trust asset at the rate set forth in the related Agreement less, if the seller is the repurchaser and also the servicer, any unreimbursed advances respecting the trust asset.

However, the purchase price shall not be limited in clause (a) above to the trust's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the trust asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the prospectus supplement, the seller may, rather than repurchase the trust asset as described in the previous paragraph, remove the trust asset from the trust and substitute in its place one or more other trust assets provided, however, that:

     - with respect to a trust for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and

     - with respect to a trust for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax.

     As specified in the prospectus supplement, any substitute trust asset will, on the date of substitution:

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed trust asset, with the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to securityholders,

     - have an interest rate not less than the interest rate of the removed asset and not more than the rate specified in the prospectus supplement,

     - have a remaining term-to-stated maturity not greater than and not less than the period specified in the prospectus supplement, and

     - comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     The seller will make representations and warranties with respect to the trust assets. If the seller cannot cure a breach of any of those representations and warranties in all material respects within the time period specified in the prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of, or the ability of the servicer to realize on, the trust asset, the seller is obligated to repurchase the affected trust asset or, if provided in the prospectus supplement, provide a substitute trust asset under the same conditions and limitations provided for purchases and substitutions. The cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a trust asset.

PRE-FUNDING ACCOUNT

     If so provided in the prospectus supplement, the depositor will, on behalf of the securityholders, deposit cash into a pre-funding account on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 25% of the initial aggregate principal amount of the securities. The money will be used by the trustee to purchase additional loans from the seller from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in Eligible Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

     In addition, if so provided in the prospectus supplement, on the closing date the depositor will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the depositor or to another entity specified in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

     The trustee or other entity specified in the prospectus supplement will prepare and forward to each securityholder on each distribution date, or as soon after each distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

          (b) the amount of interest distributed to holders of the securities and the current interest rate on the securities;

          (c) the amounts of (1) any overdue accrued interest included in the distribution, (2) any remaining overdue accrued interest with respect to the securities or (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (d) the amounts of (1) any overdue payments of scheduled principal included in the distribution, (2) any remaining overdue principal amounts with respect to the securities, (3) any current shortfall in receipt of scheduled principal payments on the trust assets or (4) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (e) the amount received under any enhancement, and the remaining amount available under the enhancement;

          (f) the amount of additional balances acquired by the trust during the prior collection period;

          (g) the amount of any delinquencies with respect to payments on the trust assets;

          (h) the book value of any REO property acquired by the trust; and

          (i) other information as specified in the related Agreement.

The report to securityholders for any series of securities may include additional or other information of a similar nature.

     In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report containing customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns. The report will not be examined or reported upon by independent public accountants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement.

     As specified in the prospectus supplement, events of default under the applicable Agreement for a series relating to the servicing of loans include:

     - any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to the securityholders any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights;

     - any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders evidencing not less than 25% of the aggregate voting rights; and

     - events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default relating to the servicing of loans remains unremedied under the applicable Agreement, the trustee for the series or securityholders evidencing not less than 51% of the aggregate voting rights may terminate all of the rights and obligations of the servicer under the applicable Agreement, other than its right to recovery of expenses and amounts advanced under the terms of the Agreement, which rights the servicer will retain under all circumstances, whereupon the trustee or other entity specified in the prospectus supplement will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement. In that case, the trustee or other entity specified in the prospectus supplement will be entitled to reasonable servicing compensation not to exceed the original servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

     During the continuance of any event of default of a servicer under an Agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the aggregate voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting securityholders.

     No securityholder, solely by virtue of their status as a securityholder, will have any right under the applicable Agreement to institute any proceeding with respect to the Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the securityholders evidencing not less than 51% of the aggregate voting rights of the securities have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

  Indenture.

     Events of default under the indenture for each series of notes include:

     - a default for five (5) days or more in the payment of any interest on any note of that series or the default in the payment of principal of any note at the note's maturity;

     - failure to perform in any material respect any other covenant of the trust in the indenture which continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

     - any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered in connection with the series having been incorrect in a material respect as of the time made, and the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

     - events of bankruptcy, insolvency, receivership or liquidation of the trust; or

     - any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes may declare the principal amount or, if the notes are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the notes to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

     If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

     - the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale,

     - the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes at the date of the sale, or

     - the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, in the event of a default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of the notes after the occurrence of an event of default.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and continues with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the noteholders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and the holders of a majority of the then aggregate outstanding amount of the notes may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor, the seller or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of an appointment of that type, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the servicer under the Agreement.

     The trustee may be held liable for its failure to act in accordance with the standard of care specified in the prospectus supplement; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee for a series may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

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

     The trustee may also be removed at any time:

     - if the trustee ceases to be eligible to continue as trustee under the Agreement,

     - if the trustee becomes insolvent, or

     - by the securityholders evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

     The Agreement for each series of securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

          (a) to cure any ambiguity,

          (b) to correct any defective provisions or to correct or supplement any provision,

          (c) to add to the duties of the depositor, the trustee or servicer,

          (d) to add any other provisions with respect to matters or questions arising under the Agreement or related enhancement,

          (e) to add or amend any provisions of the Agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (f) to comply with any requirement imposing by changes in accounting policies that do not materially impact the certificates or notes,

          (g) to comply with any requirements imposed by the Code;

provided that any amendment except under clauses (f) and (g) above, will not adversely affect in any material respect the interests of any securityholders, as evidenced by an opinion of counsel. Any amendment, except under clauses (f) and (g) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

     The Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing not less than 51% of the aggregate outstanding principal amount of the securities, or if only some classes are affected by the amendment, 51% of the aggregate outstanding principal amount of each class affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment of that type may, without the consent of securityholders of 100% of the affected securities:

          (a) reduce the amount or delay the timing of payments on any security without the consent of the securityholder of the security or

          (b) reduce the percentage required to consent to any amendment of that type.

VOTING RIGHTS

     The prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

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

LIST OF SECURITYHOLDERS

     Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreement, the trustee will afford the securityholders access during business hours to the most recent list of securityholders of that series held by the trustee. The request should be accompanied by a copy of the proposed communication.

     No Agreement will provide for the holding of any annual or other meeting of securityholders.

REMIC ADMINISTRATOR

     For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust may be performed by a REMIC administrator, who may be an affiliate of the depositor.

TERMINATION

     Pooling and Servicing Agreement; Servicing Agreement; Trust Agreement.

     The obligations created by the Pooling and Servicing Agreement, the Servicing Agreement or the Trust Agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them under the Agreement after the earlier of:

     - the later of the final payment or other liquidation of the last trust asset remaining in the trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any trust asset or

     - the repurchase by the servicer or other entity specified in the prospectus supplement from the trustee of all trust assets and other property at that time subject to the Agreements.

The Agreements for each series permit, but do not require, the servicer or other entity specified in the prospectus supplement to purchase from the trust all remaining trust assets at a price equal to:

     - 100% of the aggregate principal balance of the trust assets,

     - plus, with respect to any property acquired in respect of a trust asset, if any, the outstanding principal balance of the related trust asset at the time of foreclosure,

     - minus related unreimbursed advances, or in the case of the trust assets, only to the extent not already reflected in the computation of the aggregate principal balance of the trust assets,

     - minus unreimbursed expenses that are reimbursable under the terms of the Agreement,

     - plus accrued interest at the weighted average rate on the trust assets through the last day of the due period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

     - 100% of the aggregate principal balance of the trust assets, plus accrued interest thereon at the applicable net rates on the trust assets through the last day of the month of the repurchase and

     - the aggregate fair market value of the trust assets plus the fair market value of any property acquired in respect of a trust asset and remaining in the trust.

     The exercise of the right will effect early retirement of the securities, but the right to purchase the trust assets only vests when the principal balance of the trust assets has been reduced to an amount set forth in the prospectus supplement. In no event, however, will the trust created by the Agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the Agreements. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the Agreements to each securityholder, and the final distribution will be made only upon

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

surrender and cancellation of the securities at an office or agency specified in the notice of termination. If provided in the prospectus supplement, the depositor or another entity may effect an optional termination of the trust under the circumstances described in the prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust."

     Indenture.

     The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

     In addition to that discharge with limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for some administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to that money or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                           LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

     If a seller or servicer for any series is not the Bank, the prospectus supplement will describe any additional or differing material legal aspects that apply to loans originated or serviced by such seller and servicer.

MORTGAGE LOANS

     The mortgage loans for a series will be, and some home improvement contracts for a series may be, secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. However, in some states the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property,

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

executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed to secure debt or deed of trust, and, in some deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is usually accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust or deed to secure debt is usually accomplished by a non-judicial trustee's or grantee's sale, as applicable, under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, foreclosure of a deed of trust or deed to secure debt also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee or grantee, as applicable, in some states, prior to the sale, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers in a specified manner prior to the date of sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower/trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. State law usually controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Typically, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and, in certain

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

circumstances, deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct so as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage, deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee, referee or grantee, as applicable, for an amount which may be less than or equal to the unpaid principal amount of the mortgage note secured by the mortgage, deed of trust or deed to secure debt plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. In the same states, there is often a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that redemption period, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien of that type has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes strict, as well as joint and several, liability for those costs on several classes of potentially responsible parties, including current owners and operators of the property who did not necessarily cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing the loan. However, CERCLA excludes from the definition of "owner or operator" a
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

secured creditor who holds indicia of ownership primarily to protect its security interest (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

     If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial and may result in a loss to securityholders.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the series of securities.

     CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the Secured Creditor Exclusion unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make these evaluations, or will make only very limited environmental assessments, prior to the origination of the loans. Neither the depositor nor any replacement servicer will be required by any agreement to
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

undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

RIGHTS OF REDEMPTION

     In some states, after sale under a deed of trust or deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the trust assets included in the trust for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, either reinstates or satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan that applicable law may provide.

     The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend
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any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line, deed of trust or mortgage used by most institutional lenders which make HELOC loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause depends in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the deed of trust or mortgage, notwithstanding the fact that there may be junior deed of trusts or mortgages and other liens which intervene between the date of recording of the deed of trust or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior deed of trusts or mortgages and other liens at the time of the advance. In most states, the deed of trust or mortgage lien securing mortgage loans of the type which includes HELOCs applies retroactively to the date of the original recording of the deed of trust or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded deed of trust or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may, in limited circumstances, create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is disadvantaged by the borrower's additional burden. Third, if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

ANTI-DEFICIENCY LEGISLATION AND THE BANKRUPTCY CODE

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt and afford relief to debtors, which may interfere with or affect the ability of the secured lender to realize upon the collateral or enforce a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     In the case of a loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, guarantee or mortgagee if there are not trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some
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

of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bring a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary, grantee or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to fully realize upon its collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and foreclosure proceedings had occurred prior to the filing of the bankruptcy petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified. These courts have held that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering or extending the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of the loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

     In a case under the Bankruptcy Code, the lender is precluded from foreclosing or taking other collection or enforcement action without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral. The priority of the loan may be subordinated to bankruptcy court-approved financing. Payments made on the loan during the 90 days preceding the bankruptcy filing may have to be returned to the borrower as avoidable preferences. Additionally, the bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed bankruptcy plans.

     Applicable law provides priority to some tax liens over the lien of a mortgage deed to secure debt or deed of trust. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the Truth-in-Lending Act could subject the trust (and other assignees of the loans) to monetary penalties and could result in a rescission of a loan with respect to either the trust or subsequent holders of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or

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

litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act typically preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses with respect to mortgage loans that were:

     - originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

     - originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, i.e., Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. The Garn-St. Germain Act also prescribes nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages, deeds to secure debt and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     In addition, under federal bankruptcy law, prepayment fees and late payment fees may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, including the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these

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

cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. Some mortgage loans, depending upon the entity that originated them, may be subject to limitations or prohibitions on the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of those mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the trust assets, as described in the prospectus supplement.

     In most cases, the seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

THE HOME IMPROVEMENT CONTRACTS

     General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. These home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the financed home improvements grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement typically is not

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required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. A purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must be perfected by a timely fixture filing. Under the UCC, a security interest usually does not exist in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization, upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by self-help repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and related lenders and assignees to transfer the contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a contract, including the trust with respect to the loans, to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract. If the trust includes loans subject to these laws, it may be subject to all of the claims and defenses which the borrower could assert against the seller.

     Applicability of Usury Laws

     Title V provides that, with the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and

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deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted that type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The loans may also consist of installment contracts secured by real property for purposes of the laws of the state in which the property is located. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able under state statute, to enforce the contract strictly according to the terms. The terms of installment contracts typically provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     In most cases, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

     - are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,

     - may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and

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

     - may have the maturity of those obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits noted above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the depositor nor the trustee will be required to advance those amounts, and any consequent loss may reduce the amounts available to be paid to the holders of the certificates of that series. As specified in the prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the Private Securities, as applicable, included in a trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. These laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

                                USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     - to purchase the trust assets,

     - to establish any reserve funds described in the prospectus supplement,

     - to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any, and

     - for general corporate purposes.

If specified in the prospectus supplement, the purchase of the trust assets for a series may be effected by an exchange of securities with the seller of the trust assets.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based

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upon the provisions and regulations of the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which may change or be interpreted differently. The statutory provisions, regulations, and interpretations on which this interpretation is based may change, and those changes could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, including investors that may be subject to special treatment under federal income tax laws, including:

     - financial institutions,

     - banks,

     - insurance companies,

     - tax-exempt entities,

     - regulated investment companies,

     - dealers in securities or currencies,

     - persons holding the securities as a hedge against currency risks or as a position in a "straddle" for tax purposes,

     - or persons whose functional currency is not the U.S. dollar.

This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. We suggest that prospective investors consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders will vary depending on whether

     - the securities are classified as indebtedness;

     - an election is made to treat the trust as a REMIC or a FASIT under the Internal Revenue Code of 1986 (the "Code");

     - the securities represent an ownership interest in some or all of the trust assets; or

     - an election is made to treat the trust as a partnership.

     In all cases, each trust fund will be structured so as not to be subject to an entity level tax, and Sidley Austin Brown & Wood LLP is of the opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

     The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

OPINIONS

     Tax counsel is of the opinion that:

          (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness of the trust fund for federal income tax purposes;

          (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable Agreement are complied with

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

             (1) each segregated pool of assets specified in the applicable Agreement will constitute a REMIC for federal income tax purposes,

             (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC and as debt for federal income tax purposes and

             (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

          (c) If a prospectus supplement indicates that one or more FASIT elections will be made with respect to the related trust fund, assuming that these FASIT elections are timely made and all of the provisions of the applicable Agreement are complied with

             (1) each segregated pool of assets specified in the applicable Agreement will constitute a FASIT for federal income tax purposes,

             (2) the class or classes of securities of the related series which are designated as "regular interests" and "high yield interest" in the related prospectus supplement will be considered regular interests and high yield interests, respectively, in a FASIT and as debt for federal income tax purposes and

             (3) the class of securities of the related series which is designated as the ownership interest in the related prospectus supplement will be considered the sole class of "ownership interests" in the applicable FASIT for federal income tax purposes;

          (d) If a prospectus supplement indicates that a trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement,

             (1) the trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and

             (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the assets included in the trust; and

          (e) If a prospectus supplement indicates that a trust is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, that trust will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans.

     Typically, tax counsel will have advised the depositor that:

     - securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

     - securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

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

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Interest and Acquisition Discount.

     Securities representing regular interests in a REMIC usually are taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities. If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of those securities will be set forth under the heading "Federal Income Tax Consequences" in the prospectus supplement.

     Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued on February 2, 1994, which we refer to as "OID Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

     OID typically will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. OID typically must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but usually will not include distributions of interest if distributions constitute qualified stated interest.

     Under the OID Regulations, qualified stated interest means interest payable at a single fixed rate or qualified variable rate and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the

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

shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in the next paragraph. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will usually have OID. We suggest that holders of debt securities consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders usually must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is typically treated as payable at a qualified variable rate and not as contingent interest if,

     - the interest is unconditionally payable at least annually,

     - the issue price of the debt instrument does not exceed the total noncontingent principal payments and

     - interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The IRS recently issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which typically is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

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

     The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a this type of security is the excess, if any, of the sum of

     - the present value of all payments remaining to be made on the security as of the close of the accrual period and

     - the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

     - the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

     - events which have occurred before the end of the accrual period, and

     - the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

     Some classes of regular interest securities may represent more than one class of REMIC regular interests. As specified in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset that OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies.

     Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, we suggest that holders of securities consult their own tax advisors on this point.

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

     Interest Weighted Securities.

     It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under "--Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities. The depositor intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities. See "--Tax Status as a Grantor Trust-Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities.

     In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

     - the yield to maturity of those debt securities and

     - in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, we suggest that holders of variable rate debt securities consult their own tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

     Market Discount.

     A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which usually is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount typically would accrue either:

     - on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

     - in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security

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

is allowed as a current deduction only to the extent excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. The deferred portion of any interest expense usually will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

     Premium.

     A holder who purchases a debt security, other than an interest weighted security as described under "--Taxation of Debt Securities; Interest Weighted Securities", at a cost greater than its stated redemption price at maturity, usually will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. We suggest that purchasers who pay a premium for the securities consult their tax advisers regarding the election to amortize premium and the method to be employed. Recently, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. We suggest that prospective purchasers of the securities consult their tax advisors regarding the possible application of these regulations.

     Election to Treat All Interest as Original Issue Discount.

     The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during or after the year of the election. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

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

     If a REMIC election is made with respect to a series of securities,

     - securities held by a domestic building and loan association typically will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

     - securities held by a real estate investment trust typically will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset in the proportion that REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     All of the expenses of a REMIC usually will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including some pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of:

     - 3% of the excess of adjusted gross income over the applicable amount, or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to this type of holder. A single class REMIC is one that either:

     - would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     - is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

As specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General.

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC usually is not subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described in "--Taxation of Debt Securities; Interest and Acquisition Discount", the regular interests usually are taxable as debt of the REMIC.

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

     Calculation of REMIC Income.

     The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. The taxable income or net loss typically will be the difference between

     - the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

     - deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include the discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities". However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions, Contributions and Foreclosure Income Taxes.

     The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. Prohibited transactions include:

     - the sale or other disposition of any qualified mortgage transferred to the REMIC;

     - the sale or other disposition of a cash flow investment;

     - the receipt of any income from assets not permitted to be held by the REMIC; or

     - the receipt of any fees or other compensation for services rendered by the REMIC.

In addition, a tax usually is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day and at a rate equal to the highest corporate rate on any net income from foreclosure property. Provisions of the pooling and servicing agreement are

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intended to ensure that prohibited transaction, contributions and foreclosure income taxes are not imposed. Therefore, we do not expect that those taxes will be imposed. No assurance, however, can be given that no such tax will be imposed. The holders of residual interest securities typically will be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on that day.

     The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans usually will remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument.

     Limitation on Losses.

     The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be limited in more ways under the Code, accordingly, we suggest that they consult their tax advisers.

     Distributions.

     Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, usually will not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of the payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

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     Sale or Exchange.

     A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

     Excess Inclusions.

     The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or some cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and may be limited in more ways. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

     - 120% of the long term applicable federal rate on the startup day multiplied by

     - the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of

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outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in some cases, transfers of residual securities may be disregarded. See "-Restrictions on Ownership and Transfer of Residual Interest Securities" and "-Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities.

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

     If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a residual interest security is a noneconomic residual interest, a transfer of the residual interest security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a noneconomic residual interest unless, at the time of the transfer:

     - the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

     - the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The transferor of a REMIC residual interest is presumed not to have a wrongful purpose if it:

     - conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and

     - receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

     - any consideration given to the transferee to acquire the interest (the inducement payment),

     - future distributions on the interest, and

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     - any anticipated tax savings associated with holding the interest as the
       REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000. In Revenue Procedure 2001-12, pending finalization of the proposed regulations, the IRS has expanded the safe harbor for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions.

     If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to transfers of residual interest securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules.

     Prospective purchasers of a residual interest security should be aware that the IRS regulations which provide that a residual interest security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General.

     As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security usually will be entitled to deduct servicing fees under Section 162 or
Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax

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

liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

     - 3% of the excess of adjusted gross income over the applicable amount or

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Discount or Premium on Pass-Through Securities.

     The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities typically will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not deductible under the Code. Any market discount or premium on a loan will be includible in income, in the manner described in "--Taxation of Debt Securities; Premium and Market Discount", except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, typically, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment usually would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities.

     A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date
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that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described in "--Taxation of Debt Securities; Interest and Acquisition Discount" for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments like the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis, as specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

     In some cases, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

     Possible Alternative Characterizations.

     The characterizations of the stripped securities described in the preceding section are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

     - in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     - the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

     - each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, we strongly suggest that potential purchasers consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans.

     In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could
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take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, typically will be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding.

     Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, in some cases, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding applies if the holder of a security

     - fails to furnish the trustee with its taxpayer identification number;

     - furnishes the trustee an incorrect taxpayer identification number;

     - fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     - under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to exempt recipients, including exempt organizations, and to some nonresidents. We suggest that holders consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, (ii) the seller certifies that such seller is a foreign holder (and certain other conditions are met) or (iii) the seller provides the broker with a completed IRS Form W-9. Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

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     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

     The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, be subject to the regular United States income tax.

     Payments to holders of residual interest securities who are foreign persons typically will be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that

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the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness.

     The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Tax counsel will advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc.

     The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

     Interest Income on the Notes.

     Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount usually will be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and some cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code typically would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense

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deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition.

     If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses usually may be used only to offset capital gains.

     Foreign Holders.

     Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person will be considered portfolio interest, and will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

     - is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

     - provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

     A withholding agent is the United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a foreign holder (which itself is not a withholding agent). Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new W-8BEN. A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult their tax advisor.

     If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

     - the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and

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     - in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding.

     Each holder of a note, other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes.

     If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described in "--Tax Characterization of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership.

     The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have features characteristic of debt, the certificates might be considered debt of the trust. Any characterization of that type would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the prospectus supplement.

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

     Partnership Taxation.

     As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

     - the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

     - any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     - prepayment premium payable to the certificateholders for the month; and

     - any other amounts of income payable to the certificateholders for the month.

     The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium.

     It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the

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remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination.

     Under final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation of the partnership, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates.

     Capital gain or loss usually will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate typically will equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans typically would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to these special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in "--Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the aggregate cash distributions, the excess usually will give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees.

     The trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

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     Section 754 Election.

     In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters.

     The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held. The information includes:

     - the name, address and taxpayer identification number of the nominee and

     - as to each beneficial owner

     - the name, address and identification number of the person,

     - whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     - some information on certificates that were held, bought or sold on behalf of the person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The seller will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. The statute of limitations for partnership items typically does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

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

     Tax Consequences to Foreign Certificateholders.

     It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for those purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder usually would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person usually will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

FASIT SECURITIES

     General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations would not be effective until final regulations are filed with the federal register. However, it appears that some anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders. In the opinion of tax counsel, if a FASIT election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a FASIT assuming compliance with all of the provisions of the

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applicable Agreement, including the making of a timely FASIT election, and representations made by the seller as to factual matters. In addition, the trust's qualification as a FASIT depends on its ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, requirements of proposed, temporary or final Treasury regulations that may be promulgated in the future under the FASIT provisions and that may apply to the trust or as a result of any change in the applicable law. Investors also should note that the FASIT discussion in this prospectus constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT securities will be classified as either FASIT regular securities, which will be treated as debt for federal income tax purposes, or FASIT ownership securities, which are not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of that series will be designated as regular interests, and which will be designated as ownership interests.

     Qualification as a FASIT

     The trust underlying a series, or one or more designated pools of assets held in the trust, will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "REGULAR INTERESTS" and the "OWNERSHIP INTERESTS," respectively, if

     - a FASIT election is in effect,

     - tests concerning the composition of the FASIT's assets and the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

     - the trust is not a regulated investment company as defined in Section 851(a) of the Code.

     Asset Composition

     In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date (the "FASIT Qualification Test"). Permitted assets include:

     - cash or cash equivalents,

     - debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC, i.e., instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

     - foreclosure property,

     - some hedging instruments, including interest and currency rate swaps and enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

     - contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     - FASIT regular interests, and

     - REMIC regular interests.

     Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

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     Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet requirements. All of the interests in a FASIT must belong to either of the following:

     - one or more classes of regular interests or

     - a single class of ownership interest that is held by a fully taxable domestic C corporation.

     In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

     A FASIT interest qualifies as a regular interest if:

     - it is designated as a regular interest,

     - it has a stated maturity no greater than thirty years,

     - it entitles its holder to a specified principal amount,

     - the issue price of the interest does not exceed 125% of its stated principal amount,

     - the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

     - if it pays interest, the interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to the principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests, i.e., qualified floating rates and weighted average rates. See "--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT security fails to pay a specified principal amount, has an issue price that exceeds 125% of its stated principal amount, or has yield to maturity in excess of the AFR, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT security fails to pay a fixed rate or a permissible variable rate, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire high yield interests as inventory, rather than for investment. In addition, holders of high-yield interests may be limited in offsetting income derived from that interest. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis,
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in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT Regular Securities are treated as exchanging their Notes for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

TAX TREATMENT OF FASIT REGULAR SECURITIES

     General.

     Payments received by holders of FASIT regular securities should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular interests. As in the case of holders of REMIC Regular interests, holders of FASIT regular interests must report income from those interests under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interests issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest will be treated as ordinary income to the securityholder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular interests issued with original issue discount or acquired with market discount or premium will treat interest and principal payments on the securities in the same manner described for REMIC regular interests. See "--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-yield securities may be held only by fully taxable domestic C corporations, other FASITs, and some securities dealers. Securityholders of high-yield securities may be limited in their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT regular interest is sold or exchanged, the securityholder usually will recognize gain or loss upon the sale in the manner described in "--Taxation of Debt Securities; Sale or Exchange". In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of the security should be allowed to deduct the loss sustained or alternatively be able to report a lesser amount of income. However, the timing and character of those losses in income are uncertain. See "--Taxation of Debt Securities--Effects of Default and Delinquencies."

     FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "--Taxation of Debt Securities." In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of
Section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests

     High-yield interests are subject to special rules regarding the eligibility of holders of those interests, and the ability of the holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire the interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax

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rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

     A FASIT ownership security represents the residual equity interest in a FASIT. The holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. The character of the income to the holder of a FASIT ownership interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security usually will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by the holder, then section 475 will continue to apply to the securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually. The proposed FASIT regulations issued on February 4, 2000 significantly altered the mark-to-market rules with respect to securities sold or contributed to a FASIT by the holder of the related FASIT ownership security. Prospective investors should consult with their tax advisors regarding the impact of the proposed FASIT regulations on the mark-to-market rules.

     The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any prohibited transactions. Prohibited transactions include:

     - the receipt of income derived from assets that are not permitted assets,

     - some dispositions of permitted assets,

     - the receipt of any income derived from any loan originated by a FASIT, and

     - in some cases, the receipt of income representing a servicing fee or other compensation.

     Any series for which a FASIT election is made will be structured in order to avoid application of the prohibited transaction tax.

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

     Backup Withholding, Reporting and Tax Administration

     Securityholders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities will be treated in the same manner as holders of REMIC securities.

FOREIGN SECURITYHOLDERS

     Foreign holders of FASIT securities will be subject to withholding to the same extent foreign holders of notes would be subject. See "--Tax Consequences to Holders of the Notes--Foreign Holders."

     Under proposed Treasury regulations, if a non-U.S. Person holds, either directly or through a vehicle which itself is not subject to U.S. federal income tax like a partnership or a trust, a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by the FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor,
(2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE SUGGEST THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 and Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to those Plans. Some employee benefit plans, including governmental plans and church plans for which no election has been made under
Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this section, subject to other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

     Depending on the relevant facts and circumstances, a prohibited transaction exemption may apply to the purchase or holding of the securities-for example:

     - Prohibited Transaction Class Exemption ("PTCE") 96-23 exempts some transactions effected on behalf of a Plan by an in-house asset manager;

     - PTCE 95-60 exempts some transactions between insurance company general accounts and parties in interest;

     - PTCE 91-38 exempts some transactions between bank collective investment funds and parties in interest;

     - PTCE 90-1 exempts some transactions between insurance company pooled separate accounts and parties in interest; and

     - PTCE 84-14 exempts some transactions effected on behalf of a Plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with any investment. Furthermore, these exemptions might not apply to transactions involved in operation of the trust if, as discussed below, the assets of the trust were considered to include Plan Assets.

     The DOL has issued a final regulation, 29 C.F.R. Section 2510.3-101, (the "Plan Assets Regulation"), containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, when a Plan invests in an equity interest in a corporation, partnership, trust or other entity, the underlying assets and properties of the entity will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the Plan Assets Regulation, the trust (or other issuer) may be deemed to hold Plan Assets by reason of a Plan's investment in a security; the Plan Assets would include an undivided interest in the trust assets and any other assets held by the trust. In that event, persons providing services with respect to the assets of the trust may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of
Section 4975 of the Code, with respect to transactions involving the assets unless the transactions are subject to a statutory, regulatory or administrative exemption. In addition, the obligations and responsibilities of Plan sponsors and Plan administrators may be expanded by application of Part 1 of Subtitle B of Title I of ERISA to the entity's assets and operations. There may also be an improper delegation of the responsibility to manage Plan Assets if Plans that purchase securities are deemed to own an interest in the underlying assets of the Trust.

     The look-through rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. A profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust usually are deemed to be equity interests under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, the assets of an investing Plan would include the notes, but not, by reason of the purchase, the underlying assets of the trust. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

     If the interest is an equity interest, the Plan Assets Regulation creates an exception if the class of equity interests in question is:

     - widely held, i.e., held by 100 or more investors who are independent of the depositor and each other at the conclusion of the initial public offering;

     - freely transferable; and

     - sold as part of an offering under

      - an effective registration statement under the Securities Act, and then subsequently registered under the Exchange Act or

      - an effective registration statement under Section 12(b) or 12(g) of the Exchange Act.

In addition, the regulation provides that if at all times more than 75% of the value of each class of equity interests in the entity is held by investors other than benefit plan investors--which includes Plans, employee benefit plans as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity--the assets of an investing Plan will not include any of the underlying assets of the trust.

     The DOL has granted to some underwriters substantially identical individual administrative exemptions (the "Underwriter Exemptions") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including notes and certificates, issued by entities holding investment pools consisting only of certain secured receivables, loans and other obligations ("issuers") and the servicing, operations and management of such entities, provided the conditions and requirements of the Underwriter Exemptions are met. These securities may include the certificates or the notes issued under this prospectus. The obligations covered by the Underwriter Exemptions include obligations like the trust assets, other than home improvement contracts that are unsecured. The Underwriter Exemptions may apply to the acquisition, holding and resale of the securities by a Plan, provided that a number of conditions are met, including those listed in the next paragraph.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions are similar and include:

     - the acquisition of the securities by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the issuer holds only certain types of assets, such as mortgage loans secured by real property (a "Designated Transaction");

     - the securities acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories (four, in a Designated Transaction) from any of S&P, Moody's or Fitch;

     - The sum of all payments made to the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities. The sum of all payments made to and retained by the seller for the sale of those obligations to the issuer represents not more than the fair market value of the obligations. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

     - The trustee must not be an affiliate of any other member of the Restricted Group;

     - The Plan investing in the securities is an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act; and

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

     - For certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     The issuer also must meet the following requirements:

     - the investment pool must consist solely of assets of the type which have been included in other investment pools;

     - securities in the other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a rating agency for at least one year prior to the Plan's acquisition of securities; and

     - securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     The Underwriter Exemptions provide exemptive relief to some mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must not exceed twenty-five percent (25%).

          (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a rating agency.

          (3) The transfer of additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the issuer.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to those of the original obligations which were transferred to the issuer:

        - the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

        - an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each rating agency rating the securities, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus, prospectus supplement, or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the issuer as of the closing date.

          (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in some cases if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

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

          (7) Amounts transferred to any pre-funding account and capitalized interest account used in connection with the pre-funding may be invested only in permitted investments.

          (8) The related prospectus or prospectus supplement must describe:

        - any pre-funding account and capitalized interest account used in connection with a pre-funding account;

        - the duration of the pre-funding period;

        - the percentage or dollar value of the amount allocated to the pre-funding account for the issuer; and

        - that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

          (9) The related pooling and servicing agreement or trust agreement must describe the permitted investments for the pre-funding account and capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Underwriter Exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

     - in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     - the fiduciary or affiliate is not an obligor with respect to more than five (5) percent of the fair market value of the obligations contained in the investment pool;

     - a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and

     - immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the person is a fiduciary are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief from self dealing/conflict of interest prohibited transactions is not available for Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer of the issuer, any obligor with respect to obligations included in an investment pool constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the investment pool, or any affiliate of these parties (the "Restricted Group").

     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

     We suggest that prospective Plan investors consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Underwriter Exemptions to the purchase and holding of the securities and the potential consequences in their specific circumstances, and the effect of the Plan Asset Regulations prior to making an investment in the securities. Moreover, each Plan fiduciary should read carefully the prospectus supplement relating to the securities it is considering acquiring, and should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.
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

                                LEGAL INVESTMENT

     If the prospectus supplement specifies that the securities will not constitute mortgage-related securities under the Secondary Mortgage Market Enhancement Act of 1984, we suggest that investors whose investment authority is subject to legal restrictions consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                    RATINGS

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to offered securities of each series will be as set forth in the prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

                              PLAN OF DISTRIBUTION

     The depositor may offer each series of securities through one or more underwriters that may be designated at the time of each offering of the securities. The prospectus supplement will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to some dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to the series.

     The underwriters involved in the offering of a series of securities may include Fleet Securities, Inc., an affiliate of the depositor and the Bank, and may include other affiliates of the depositor and of the Bank.

     This prospectus, together with the accompanying prospectus supplement, may be used by Fleet Securities, Inc. or another affiliate of the Bank in connection with offers and sales of an indeterminate amount of the securities in market-making transactions. In these transactions, Fleet Securities, Inc. or another affiliate may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                 LEGAL MATTERS

     As specified in the prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

                             AVAILABLE INFORMATION

     The depositor is subject to the informational requirements of the Exchange Act and accordingly files reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

     - Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

     - Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

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

     Copies of the material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

     Copies of the registration statement of which this prospectus forms a part and the exhibits are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust, other than any information in such documents that is deemed not to be filed, shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The depositor on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents referred to in the previous paragraph that have been or may be incorporated by reference in this prospectus but not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to Fleet Home Equity Loan, LLC, 100 Federal Street, Boston, Massachusetts 02110, telephone number (617) 434-2200.

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                           GLOSSARY OF DEFINED TERMS

     ADDITIONAL OBLIGATIONS: means all Obligations transferred after the closing date.

     ACT: means the Home Ownership and Equity Protection Act of 1994.

     AGREEMENT: means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

     BANK: means Fleet National Bank.

     CERCLA: means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     CLG: means the Consumer Lending Group, a branch of the Bank.

     CLTV: means combined loan-to-value ratio.

     CODE: means the Internal Revenue Code of 1986.

     DESIGNATED TRANSACTION: as defined in the Underwriter Exemptions, means a securitization transaction in which the assets of the issuer consists of certain fully secured obligations such as mortgage loans secured by residential real property.

     ELIGIBLE CORPORATION: means a domestic C corporation that is fully subject to corporate income tax.

     ELIGIBLE INVESTMENTS: means, as is acceptable to the rating agency, among other investments:

     - obligations of the United States and government agencies,

     - federal funds,

     - certificates of deposit,

     - commercial paper,

     - demand and time deposits and banker's acceptances,

     - repurchase agreements of United States government securities, and

     - guaranteed investment contracts.

     FASIT QUALIFICATION TEST: means a test to determine eligibility of a trust, or one or more designated pools of assets held by a trust, for FASIT status, under which substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times after that date.

     FICO SCORE: means the score derived from proprietary scoring models developed by Fair, Isaac and Co., Inc.

     GARN-ST. GERMAIN ACT: means the Garn-St. Germain Depository Institutions Act of 1982.

     HELOC: means a home equity line of credit.

     HOUSING ACT: means the National Housing Act of 1934.

     LOANS: means mortgage loans, which may be closed-end home equity loans, HELOCs, mortgage loans the proceeds of which have been applied to the purchase of mortgaged property, and home improvement contracts.

     MORTGAGED PROPERTIES: means property which secures repayment of the loans.

     NEW ARRANGEMENT: means, if FASIT status is lost, the entity classification of the former FASIT.

     OBLIGATIONS: means mortgage loans or other secured receivables.

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

     PARTIES IN INTEREST: means persons who are parties in interest or disqualified persons with respect to Plans.

     PLAN ASSETS REGULATION: means the final regulation issued by the DOL, 29 C.F.R. Section 2510.3-101, containing rules for determining what constitutes the assets of a Plan.

     PLANS: means employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code.

     POOLED SECURITIES: means the mortgage or asset backed securities included as part of the trust assets.

     PTCE: means a Prohibited Transaction Class Exemption.

     RCRA: means the Resource Conservation and Recovery Act.

     RDG: means the Retail Distribution Group, a branch of the Bank.

     RESTRICTED GROUP: means Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer or any obligor with respect to obligations included in a trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust, or any affiliate of the parties, to which the Underwriter Exemption does not apply.

     SECURED CREDITOR EXCLUSION: means, with respect to CERCLA, the exclusion from the definition of "owner or operator" of a secured creditor who holds indicia of ownership primarily to protect its security interest.

     TITLE V: means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

     UNDERWRITER EXEMPTIONS: means the individual administrative exemptions, granted by the DOL to some underwriters, from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     U.S. PERSON: means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

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                                  $758,376,000
                                 (APPROXIMATE)

                      FLEET HOME EQUITY LOAN TRUST 2001-1
                                     ISSUER

                                  [FLEET LOGO]

                             FLEET HOME EQUITY LOAN
                              ASSET-BACKED NOTES,
                                 SERIES 2001-1,

                          FLEET HOME EQUITY LOAN, LLC
                                   DEPOSITOR

                              FLEET NATIONAL BANK
                              SELLER AND SERVICER

                                  [FGIC LOGO]

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

LEHMAN BROTHERS
              CREDIT SUISSE FIRST BOSTON
                            FLEET SECURITIES, INC.
                                                   JPMORGAN
                                                   SALOMON SMITH BARNEY

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